CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered	Maximum Aggregate Amount of Offering Price	Registration Fee (1)
2.650% Senior Notes Due 2027	$1,100,000,000	$1,100,000,000	$142,780.00

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-236478

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 18, 2020)

$1,100,000,000

2.650% Senior Notes due 2027

We are offering $1,100,000,000 aggregate principal amount of our 2.650% Senior Notes due 2027 (the “Senior Notes”). We will pay interest on the Senior Notes semi-annually in arrears on January 1 and July 1 of each year, beginning January 1, 2021. The Senior Notes will mature on July 1, 2027 unless earlier redeemed or repurchased. We may, at our option, redeem the Senior Notes, in whole at any time or in part from time to time, at the applicable redemption prices described in this prospectus supplement under “Description of the Senior Notes—Redemption at Our Option.” If we experience a change of control repurchase event, we may be required to offer to repurchase all of the Senior Notes from holders. The Senior Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Senior Notes are being issued to refinance a portion of our existing indebtedness and, upon the successful consummation of the Delphi Transaction (as defined herein), to repay certain amounts outstanding under the senior secured credit facility of Delphi Technologies PLC (“Delphi Technologies”). This offering is not contingent upon, and may be settled before, the closing of the Delphi Transaction. If the Delphi Transaction is not consummated on or prior to April 28, 2021 or the Transaction Agreement (as defined herein) relating to the acquisition of Delphi Technologies is terminated on or prior to April 28, 2021 (without replacement thereof), we will be required to redeem all of the outstanding Senior Notes at a redemption price equal to 101% of the principal amount of the Senior Notes, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date (as defined herein).

The Senior Notes will be our general unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated obligations. The Senior Notes will be effectively subordinated to any of our existing or future secured debt to the extent of the value of the assets securing such debt and will be structurally subordinated to all existing and future liabilities and any preferred equity of our subsidiaries.

The Senior Notes are a new issue of securities with no established trading market. We will not list the Senior Notes on any securities exchange or on any automated dealer quotation system.

Investing in the Senior Notes involves risks. See the discussions contained in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2019, in Part II, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 and in other reports that we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and the accompanying prospectus and the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price(1)	99.719%	$1,096,909,000
Underwriting discount	0.625%	$6,875,000
Proceeds, before expenses, to us(1)	99.094%	$1,090,034,000

(1)	Plus accrued interest, if any, from June 19, 2020, if settlement occurs after that date.

The Senior Notes are expected to be ready for delivery in book-entry only form through The Depository Trust Company and its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, on or about June 19, 2020.

Joint Book-Running Managers

BofA Securities	Citigroup	Deutsche Bank Securities	SMBC Nikko

 Co-Managers

PNC Capital Markets LLC	Wells Fargo Securities

Barclays	J.P. Morgan	KeyBanc Capital Markets	Loop Capital Markets	US Bancorp

COMMERZBANK	Santander	Siebert Williams Shank

The date of this prospectus supplement is June 16, 2020.

Prospectus Supplement

You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information appearing or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Senior Notes that we are offering and other matters relating to us and this offering. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the Senior Notes we are offering. The description of the terms of the Senior Notes in this prospectus supplement supplements, and to the extent inconsistent replaces, the description in the accompanying prospectus under “Description of Debt Securities.” Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

Except as used in “Description of the Senior Notes,” as the context otherwise requires, or as otherwise specified or used in this prospectus supplement or the accompanying prospectus, the terms “we,” “our,” “us,” “the company,” “BWA” and “BorgWarner” refer to BorgWarner Inc. and its consolidated subsidiaries.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal, accounting or tax advice. You should consult your own business advisors, counsel, accountants and other advisors for investment, legal, accounting, tax and related advice regarding your purchase of Senior Notes. We are not making any representation to you regarding the legality of an investment in the Senior Notes under applicable investment or similar laws.

You should read and consider all of the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making your investment decision.

The Senior Notes are offered globally for sale only in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the Senior Notes in some jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation.

NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA AND THE UNITED KINGDOM

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the European Union’s Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).

PRIIPs Regulation/Prospectus Directive/Prohibition of sales to EEA and UK retail investors – The Senior Notes are not intended to be offered, sold or otherwise made available, and should not be offered, sold or otherwise made available, to any retail investor in the European Economic Area (the “EEA”) or the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more of): (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor (as defined in the Prospectus Regulation). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Senior Notes or otherwise making

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them available to retail investors in the EEA or the UK has been prepared and therefore offering or selling the Senior Notes or otherwise making them available to any retail investor in the EEA or the UK may be unlawful under the PRIIPs Regulation.

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the Senior Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000 (as amended, the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to persons outside the United Kingdom and those persons in the United Kingdom who have professional experience in matters relating to investments who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the Senior Notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other document or materials relating to the issue of the Senior Notes offered hereby relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other document or materials relating to the issue of the Senior Notes offered hereby or any of their contents.

NOTIFICATION UNDER SECTION 309B(1)(C) OF THE SECURITIES AND FUTURES ACT (CHAPTER 289) OF SINGAPORE

In connection with Section 309B of the Securities and Futures Act (Chapter 289) of Singapore (the “SFA”) and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), we have determined the classification of the Notes as prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

FORWARD-LOOKING STATEMENTS

Statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act, 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are based on management’s current outlook, expectations, estimates and projections. Words such as “anticipates,” “believes,” “continues,” “could,” “designed,” “effect,” “estimates,” “evaluates,” “expects,” “forecasts,” “goal,” “guidance,” “initiative,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. Forward-looking statements are not guarantees of performance and the Company’s actual results may differ materially from those expressed, projected, or implied in or by the forward-looking statements. You should not place undue reliance on these

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forward-looking statements. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. These risks and uncertainties, include, among others: uncertainties regarding the extent and duration of impacts on our business of the current novel COVID-19/coronavirus; uncertainties regarding the ability to complete our anticipated acquisition of Delphi Technologies, as a result of, among other reasons, the failure to satisfy the conditions to the completion of the transaction, the failure to obtain required regulatory approvals for the transaction on the terms expected or on the anticipated schedule, or the failure to obtain Delphi Technologies’ stockholder approval in a timely manner or otherwise; our dependence on automotive and truck production, both of which are highly cyclical; our reliance on major original equipment manufacturer (“OEM”) customers; commodities availability and pricing; supply disruptions; fluctuations in interest rates and foreign currency exchange rates; availability of credit; our dependence on key management; our dependence on information systems; the uncertainty of the global economic environment; the outcome of existing or any future legal proceedings, including litigation with respect to various claims; future changes in laws and regulations, including, by way of example, tariffs, in the countries in which we operate; and the other risks, including, by way of example, pandemics, such as COVID-19/coronavirus, and quarantines, described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2019, in Part II, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 and in other reports that we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus and beginning on page S-6 of this prospectus supplement. We do not undertake any obligation to update or announce publicly any updates to or revisions to any of the forward-looking statements in this prospectus supplement or the accompanying prospectus to reflect any change in our expectations or any change in events, conditions, circumstances, or assumptions underlying the statements, except as required by law.

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SUMMARY

This summary highlights information from this prospectus supplement and the accompanying prospectus. It is not complete and does not contain all of the information that you should consider before making a decision to invest in our Senior Notes. We encourage you to read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in their entirety before making an investment decision, including the information set forth under the heading “Risk Factors.”

The Company

We are a global product leader in clean and efficient technology solutions for combustion, hybrid and electric vehicles. Our products help improve vehicle performance, propulsion efficiency, stability and air quality. We manufacture and sell these products worldwide, primarily to original equipment manufacturers, or OEMs, of light vehicles (passenger cars, sport-utility vehicles, vans and light trucks). Our products are also sold to OEMs of commercial vehicles (medium-duty trucks, heavy-duty trucks and buses) and off-highway vehicles (agricultural and construction machinery and marine applications). We also manufacture and sell our products to certain Tier One vehicle systems suppliers and into the aftermarket for light, commercial and off-highway vehicles. We operate manufacturing facilities serving customers in Europe, the Americas and Asia and are an original equipment supplier to every major automotive OEM in the world.

BorgWarner is a corporation organized under the laws of the State of Delaware. Our principal executive office is located at 3850 Hamlin Road, Auburn Hills, Michigan 48326, our telephone number is (248) 754-9200 and our website address is borgwarner.com. The information on our website is not incorporated by reference in, and does not form a part of, this prospectus supplement or the accompanying prospectus.

Recent Developments

On April 29, 2020, the Company entered into a credit agreement (the “Term Loan Agreement”) by and among the Company, the various lenders party thereto and Bank of America, N.A., as administrative agent. The Term Loan Agreement provides for a $750 million senior unsecured term loan facility under which all outstanding principal will be due at maturity on April 28, 2021. Borrowings under the Term Loan Agreement will bear interest at a rate of either (i) an alternate base rate or (ii) an adjusted Eurocurrency rate in each case plus an applicable margin based on our credit rating ranging from 0.875% to 1.125% per annum in the case of the adjusted base rate and 1.875% to 2.125% per annum in the case of the adjusted Eurocurrency rate.

Pursuant to the terms of the Term Loan Agreement, proceeds from the borrowings under the Term Loan Agreement will be used to pay all or a portion of the consideration in the proposed transaction between the Company and Delphi Technologies (the “Delphi Transaction”) pursuant to that certain Transaction Agreement, dated January 28, 2020, as amended on May 6, 2020, by and between the Company and Delphi Technologies (the “Transaction Agreement”), and fees, expenses, costs and other amounts directly related thereto. The Company’s ability to borrow under the Term Loan Agreement is subject to, among other things, the consummation of the transaction between the Company and Delphi Technologies.

To the extent that the net proceeds from the offering of the Senior Notes are sufficient to meet the Company’s cash requirements for the Delphi Transaction, the Company intends to terminate the Term Loan Agreement following the closing date of this offering. The closing of the Delphi Transaction is not contingent upon the closing of this offering and this offering is not contingent upon, and may be settled before, the closing of the Delphi Transaction. See “Description of the Senior Notes—Special Mandatory Redemption.”

The Offering

The summary below describes the principal terms of the Senior Notes. Certain of the terms described below are subject to important limitations and exceptions. The “Description of the Senior Notes” section of this prospectus supplement and the “Description of Debt Securities” section of the accompanying prospectus contain a more detailed description of the terms of the Senior Notes. As used in this section, “we,” “our” and “us” refer solely to BorgWarner Inc., and not to its consolidated subsidiaries.

Issuer	BorgWarner Inc.

Notes Offered	$1,100,000,000 aggregate principal amount of 2.650% Senior Notes due 2027.

Maturity	Unless redeemed or repurchased earlier, the Senior Notes will mature on July 1, 2027.

Interest	We will pay interest on the Senior Notes at a rate of 2.650% per year semi-annually in arrears on January 1 and July 1 of each year, beginning on January 1, 2021.

Optional Redemption	Prior to May 1, 2027 (two months prior to the maturity date of the Senior Notes) (the “Par Call Date”), we may redeem the Senior Notes at our option, in whole or in part, at any time at a redemption price equal to the greater of:

•	100% of the principal amount of the Senior Notes being redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Notes being redeemed that would be due if the Senior Notes to be redeemed matured on the Par Call Date (not including any portion of such payments of interest accrued as of the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in “Description of the Senior Notes— Redemption at Our Option”), plus 35 basis points, plus, in each case, accrued and unpaid interest on the Senior Notes to the redemption date.

At any time on or after the Par Call Date, we may redeem the Senior Notes at a redemption price equal to 100% of the principal amount of the Senior Notes being redeemed, plus accrued and unpaid interest on the Senior Notes to the redemption date.

Offer to Repurchase Upon Change of Control Repurchase Event

If a change of control repurchase event (as defined herein) occurs with respect to the Senior Notes, unless we have previously exercised our right to redeem the Senior Notes, we will make an offer to each holder of the Senior Notes to repurchase all or any part of that holder’s Senior Notes at a purchase price in cash equal to 101% of the aggregate principal amount of such Senior Notes plus unpaid interest, if any, accrued thereon to, but excluding, the repurchase date. See “Description of the Senior Notes—Change of Control Repurchase Event.”

Special Mandatory Redemption	In the event the Delphi Transaction is not consummated on or prior to April 28, 2021 or the Transaction Agreement is terminated on or prior to April 28, 2021 (without replacement thereof), we will be required to redeem all of the outstanding Senior Notes at a redemption price equal to 101% of the principal amount of the Senior Notes, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. See “Description of the Senior Notes—Special Mandatory Redemption.”

Ranking	The Senior Notes will be our general unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated obligations. The Senior Notes will be effectively subordinated to any of our existing or future secured debt to the extent of the value of the assets securing such debt and will be structurally subordinated to all existing and future liabilities and any preferred equity of our subsidiaries. See “Description of the Senior Notes—Ranking.”

As of March 31, 2020, on an unconsolidated basis, we had $1,950 million of outstanding indebtedness, none of which was secured, and our subsidiaries collectively had liabilities of $2,688 million, in each case, excluding inter-company indebtedness and trade payables. As of such date, our subsidiaries had no preferred equity outstanding.

Certain Covenants	The indenture governing the Senior Notes will limit our and our subsidiaries’ ability to:

•	incur indebtedness secured by principal properties or the stock or indebtedness of subsidiaries that own principal properties;

•	enter into sale and leaseback transactions; and

•	enter into certain mergers, consolidations and transfers of substantially all of our assets.

However, these limitations are subject to numerous exceptions. See “Description of Debt Securities—Senior Debt—Limitation on Liens,” “Description of Debt Securities—Senior Debt—Limitation on Sale/Leaseback Transactions” and “Description of Debt Securities— Consolidation, Merger and Sale of Assets” in the accompanying prospectus.

Use of Proceeds

We intend to use the net proceeds from this offering (i) to refinance a portion of our existing indebtedness, which may include the redemption and/or repurchase of $250,000,000 in aggregate principal amount of our outstanding 4.625% Senior Notes due September 15,

2020 and (ii) upon the successful consummation of the Delphi Transaction, to repay certain amounts outstanding under Delphi Technologies’ $1.25 billion senior secured credit facility. Any remaining proceeds will be used for general corporate purposes. See “Use of Proceeds.”

No Listing	The Senior Notes are a new issue of securities with no established trading market. We will not list the Senior Notes on any securities exchange or on any automated dealer quotation system.

Denomination and Form	We will issue the Senior Notes in the form of one or more fully registered global securities registered in the name of the nominee of The Depository Trust Company (“DTC”). Beneficial interests in the Senior Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, S.A. and Euroclear Bank, SA/NV will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the Senior Notes will not be entitled to have Senior Notes registered in their names, will not receive or be entitled to receive Senior Notes in definitive form and will not be considered holders of Senior Notes under the indenture. See “Description of the Senior Notes—Book-Entry Delivery and Settlement.” The Senior Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Further Issues	We may, without the consent of the existing holders of the Senior Notes, issue additional debt securities having the same terms as the Senior Notes (other than the issue date, the date from which interest begins to accrue, the initial interest payment date and, under certain circumstances, the offering price) so that the Senior Notes and the new debt securities form a single series under the indenture governing the Senior Notes. See “Description of the Senior Notes—General.”

Risk Factors	You should carefully consider the risks described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2019, in Part II, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, and in other reports that we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus and beginning on page S-6 of this prospectus supplement, and all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Conflicts of Interest	We primarily intend to use the net proceeds from this offering to refinance a portion of our existing indebtedness and, upon the successful consummation of the Delphi Transaction, to repay certain amounts outstanding under Delphi Technologies’ senior secured credit facility, as set forth under “Use of Proceeds.” Accordingly, affiliates of certain underwriters may receive at least 5% of the net offering proceeds in connection with any such repayment. Accordingly, this offering is made in compliance with the requirements of Rule 5121 of Financial Industry Regulatory Authority Inc. (“FINRA”). See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Governing Law	State of New York

Trustee	Deutsche Bank Trust Company Americas

RISK FACTORS

An investment in the Senior Notes involves certain risks. You should carefully review and consider the risks described below, as well as the risks described in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2019, in Part II, Item 1A, “Risk Factors,” of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, and in other reports that we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, and all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected by any of these risks. Our ability to service our debt, including the Senior Notes, and the market price and liquidity of the Senior Notes could decline due to any of these risks, and you may lose all or part of your investment. Please note that additional risks not presently known to us or that we currently deem immaterial may also materially and adversely affect us.

Risks Relating to Our Business

We face risks related to COVID-19/coronavirus pandemic that could adversely affect our business and financial performance.

The COVID-19/coronavirus pandemic has disrupted, and is likely to continue to disrupt, the global automotive industry and customer sales, production volumes, and purchases of light vehicles by end consumers. Global vehicle production has decreased, and some vehicle manufacturers have completely shut down manufacturing operations in some countries and regions, including the United States and Europe. As a result, we have experienced, and are likely to continue to experience, delays in the production and distribution of our products and the loss of sales. If the global economic effects caused by COVID-19/coronavirus continue or increase, overall customer demand may continue to decrease which could have a further adverse effect on our business, results of operations, and financial condition.

Global government directives and initiatives to reduce the transmission of COVID-19/coronavirus, such as the imposition of travel restrictions, closing of borders, stay-at-home directives and closing of entire plants, cities and countries, have materially impacted our operations. Furthermore, COVID-19/coronavirus has impacted and may further impact the broader economies of affected countries, including negatively impacting economic growth, the proper functioning of financial and capital markets, foreign currency exchange rates, and interest rates. For example, the continued spread of COVID-19/coronavirus has led to disruption and volatility in the global capital markets, which adversely impacts access to capital and increases the cost of capital.

Due to the speed with which the situation is developing and the uncertainty of its duration and the timing of recovery, we are not able at this time to predict the extent to which COVID-19/coronavirus pandemic may have an adverse effect on our business, financial condition, and operating results. The extent of the impact of COVID-19/coronavirus on our operational and financial performance, including our ability to execute our business strategies and initiatives in the expected time frames, will depend on future developments, including, but not limited to, the duration and spread of COVID-19/coronavirus, its severity, the actions to contain COVID-19/coronavirus or treat its impact, related restrictions on travel, and the duration, timing and severity of the impact on customer production, including any recession resulting from COVID-19/coronavirus, all of which are uncertain and cannot be predicted. An extended period of global supply chain and economic disruption as a result of COVID-19/coronavirus would have a further material negative impact on our business, results of operations, access to sources of liquidity and financial condition, though the full extent and duration are uncertain.

Risks Relating to the Senior Notes

The Senior Notes Are Effectively Subordinated to Any Secured Debt and Any Liabilities and Preferred Equity of Our Subsidiaries.

The Senior Notes are our general unsecured and unsubordinated obligations. Accordingly, the Senior Notes will rank senior in right of payment to any future indebtedness that is expressly subordinated in right of payment to the Senior Notes, equal in right of payment to our existing and future indebtedness that is not subordinated, junior in right of payment to any future secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally junior to all existing and future indebtedness and other liabilities and any preferred equity of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt will be available to pay obligations on the Senior Notes only after such secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay any or all amounts due on Senior Notes then outstanding.

As of March 31, 2020, on an unconsolidated basis, we had $1,950 million of outstanding indebtedness, none of which was secured, and our subsidiaries collectively had liabilities of $2,688 million, in each case, excluding inter-company indebtedness and trade payables. As of such date, our subsidiaries had no preferred equity outstanding.

The Senior Notes Are Solely Our Obligations, and a Portion of Our Operations Are Conducted through, and a Portion of Our Consolidated Assets Are Held by, Our Subsidiaries.

The Senior Notes are solely our obligations and are not guaranteed by any of our subsidiaries. A portion of our operations are conducted through, and a portion of our consolidated assets are held by, our subsidiaries. Accordingly, our ability to service our debt, including the Senior Notes, depends partially on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the Senior Notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the Senior Notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.

Our Failure to Remain in Compliance with the Covenants in Our Multi-Currency Revolving Credit Facility and the Term Loan Agreement May Result in an Event of Default.

Our multi-currency revolving credit facility and the Term Loan Agreement contain covenants that we believe are customary for credit facilities of this nature, including requiring us to meet specified financial ratios and financial tests. Our ability to borrow under our multi-currency revolving credit facility and the Term Loan Agreement will depend upon satisfaction of these covenants. Events beyond our control can affect our ability to meet those covenants. In particular, our multi-currency revolving credit facility contains covenants restricting our ability to, among other things: (i) create, incur or assume additional debt (including hedging arrangements), (ii) incur liens or engage in sale/leaseback transactions, (iii) make loans and investments, (iv) guarantee obligations, (v) engage in certain mergers, acquisitions and asset sales and (vi) change the nature of our business and the business conducted by our subsidiaries. We are also required to comply with financial covenants with respect to a maximum leverage ratio.

If we are unable to meet the terms of our financial or other covenants, or if we breach any of these covenants, a default could occur under our multi-currency revolving credit facility and the Term Loan Agreement. A default, if not waived by our lenders, could result in the acceleration of our borrowings thereunder and other outstanding indebtedness, including the Senior Notes, and cause our debt to become immediately due and payable. In addition, our ability to further access borrowings under the multi-currency revolving facility, and potentially other facilities, would cease. If acceleration occurs, we may not be able to repay our debt and may not be able to obtain sufficient funds to refinance our debt. Even if new financing is offered to us, it may not be on terms acceptable to us.

Holders of our Existing Indebtedness May Have Superior Rights Under Certain Circumstances.

As of March 31, 2020, the Company had approximately $1.9 billion of senior notes outstanding (the “outstanding notes”). The events of default under the indenture governing the outstanding notes include a default on any of our indebtedness which default results in the acceleration of such indebtedness in an amount in excess of $25 million without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice to us of such default. The indenture governing the Senior Notes offered hereby contains a similar event of default but with respect to indebtedness in an amount in excess of $150 million. As a result, if an acceleration of indebtedness above $25 million but less than $150 million occurs, the holders of the Senior Notes offered hereby will not have the right to accelerate the maturity of their Senior Notes even though the holders of our outstanding notes will have that right.

The Senior Notes Do Not Restrict Our Ability to Incur Additional Debt or Prohibit Us from Taking Other Action That Could Negatively Impact Holders of the Senior Notes.

We are not restricted under the terms of the indenture or the Senior Notes from incurring additional indebtedness. The terms of the indenture limit our ability to incur indebtedness secured by principal properties or the stock or indebtedness of subsidiaries that own principal properties, to enter into sale and leaseback transactions and to enter into certain mergers or consolidations and to transfer substantially all of our assets. However, these limitations are subject to numerous exceptions. In addition, the Senior Notes do not require us to achieve or maintain any minimum financial results relating to our financial condition, liquidity or results of operations. Our ability to recapitalize, incur additional debt, secure existing or future debt with assets other than principal properties, or take a number of other actions that are not limited by the terms of the indenture and the Senior Notes, including repurchasing subordinated indebtedness or common stock or paying dividends or making other distributions to our stockholders, could have the effect of diminishing our ability to make payments on the Senior Notes when due, causing a decline in the market price or liquidity of your Senior Notes and increasing the risk that the credit rating(s) of the Senior Notes is lowered, placed on negative outlook or watch or withdrawn.

We May Redeem the Senior Notes When Prevailing Interest Rates Are Relatively Low.

We have the right to redeem some or all of the Senior Notes in whole at any time or in part from time to time. We also have the right to redeem the Senior Notes in whole upon the occurrence of certain changes in the tax law of the United States (or any taxing authority thereof or therein). We may exercise any such redemption when prevailing interest rates are lower than the rate borne by the Senior Notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Senior Notes. Our redemption right also may adversely affect your ability to sell your Senior Notes as the date fixed for any redemption approaches.

We May Not Have Sufficient Cash to Repurchase the Senior Notes upon the Occurrence of a “Change of Control Repurchase Event.”

We may be required to offer to repurchase all of the Senior Notes upon the occurrence of a change of control repurchase event. We may not, however, have sufficient cash at that time or have the ability to arrange necessary financing on acceptable terms to repurchase all of the Senior Notes under such circumstances. If we are unable to repurchase all of the Senior Notes upon the occurrence of a change of control repurchase event, it would result in an event of default under the indenture governing the Senior Notes. A default under the indenture could also lead to a default under the agreements governing our existing or future debt. If the repayment of the related debt were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay all such debt and repurchase the Senior Notes.

We May Not be Able to Redeem Any or All of the Senior Notes in the Event of a Special Mandatory Redemption.

Our ability to consummate the Delphi Transaction is subject to various conditions, certain of which are beyond our control. If the Delphi Transaction is not consummated on or prior to April 28, 2021 or the Transaction Agreement is terminated on or prior to April 28, 2021 (without replacement thereof), we will be obligated to redeem all of the Senior Notes at a redemption price equal to 101% of the principal amount of the Senior Notes, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. See “Description of the Senior Notes—Special Mandatory Redemption.” We are not obligated to place the proceeds of the Senior Notes in escrow prior to the completion of the Delphi Transaction or to provide a security interest in those proceeds, and there are no other restrictions on our use of these proceeds during such time. Accordingly, we will need to fund any Special Mandatory Redemption using proceeds that we have voluntarily retained or from other sources of liquidity. In the event of a Special Mandatory Redemption, we may not have sufficient funds to redeem any or all of the Senior Notes.

If We Do Not Consummate the Delphi Transaction on or before April 28, 2021 or the Transaction Agreement is Terminated on or before April 28, 2021, We Must Redeem the Senior Notes and, as a Result, You May Not Obtain Your Expected Return on the Senior Notes.

Our ability to consummate the Delphi Transaction is subject to various conditions, certain of which are beyond our control. We are required to redeem on the Special Mandatory Redemption Date all of the Senior Notes in the event that we do not consummate the Delphi Transaction on or before April 28, 2021, or the Transaction Agreement is terminated at any time on or before such date (without replacement thereof), at a redemption price equal to 101% of the principal amount of the Senior Notes, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. See “Description of the Senior Notes—Special Mandatory Redemption.” If we are required to redeem the Senior Notes pursuant to the Special Mandatory Redemption, you may not obtain your expected return on the Senior Notes and may not be able to reinvest the proceeds from a Special Mandatory Redemption in an investment that results in a comparable return.

Your decision to invest in the Senior Notes is made at the time of the offering of the Senior Notes. You will have no rights under the Special Mandatory Redemption provision as long as the Delphi Transaction closes within the specified timeframe, nor will you have any right to require us to redeem your Senior Notes if, between the closing of the Senior Notes offering and the closing of the Delphi Transaction, we experience any changes in our business or financial condition or if the terms of the Delphi Transaction change.

Our Financial Performance and Other Factors Could Adversely Impact Our Ability to Make Payments on the Senior Notes.

Our ability to make scheduled payments with respect to our debt, including the Senior Notes, will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control. Our historical financial results have been, and we anticipate that our future financial results will be, subject to fluctuations. We cannot assure you that our business will generate sufficient cash flow from our operations or that future financing will be available to us in an amount sufficient to enable us to service our debt, including the Senior Notes.

The Trading Market for the Senior Notes May Be Limited.

The Senior Notes are a new issue of securities with no established trading market. We will not list the Senior Notes on any securities exchange or on any automated dealer quotation system. Although the underwriters for this offering have advised us that they intend to make a market in the Senior Notes after completion of this offering, they are not obligated to do so and may discontinue market making at any time. The liquidity of any trading market for, and future trading prices of, the Senior Notes will depend on many factors, including, among other things, the number of holders of the Senior Notes, our financial condition, liquidity, results of operations and prospects, prevailing interest rates, changes in our credit rating or outlook, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. Therefore, no assurance can be given as to the liquidity of any trading market for the Senior Notes.

Ratings of the Senior Notes May Not Reflect All Risks of an Investment in the Senior Notes.

We expect that the Senior Notes will be rated initially by at least one nationally recognized statistical rating organization. The ratings of our Senior Notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength. Any rating is not a recommendation to purchase, sell or hold any particular security, including the Senior Notes. These ratings do not comment as to market prices or suitability for a particular investor. The ratings of the Senior Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or market prices of, your Senior Notes. In addition, ratings at any time may be lowered, placed on negative outlook or watch or withdrawn in their entirety. Any ratings downgrade could increase our cost of borrowing or require certain actions to be performed to rectify such a situation.

Our Management Will Have Broad Discretion in Allocating the Net Proceeds of This Offering.

Our management has significant flexibility in applying the net proceeds we expect to receive in this offering. We intend to use the net proceeds from this offering to refinance a portion of our existing indebtedness and, upon the successful consummation of the transaction with Delphi Technologies, to repay certain amounts outstanding under Delphi Technologies’ senior secured credit facility. Because the net proceeds are not required to be allocated to any specific investment or transaction, you cannot determine at this time the value or propriety of our application of the proceeds, and you may not agree with our decisions. In addition, our use of the proceeds from this offering may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could have a negative impact on our business, results of operations, liquidity, financial condition or prospects. See “Use of Proceeds.”

An Increase in Market Interest Rates Will Likely Result in a Decrease in the Market Price of the Senior Notes.

In general, as market interest rates rise, debt securities bearing interest at a fixed rate generally decline in value. Consequently, if you purchase Senior Notes and market interest rates increase, the market price of the Senior Notes will likely decline. We cannot predict the future level of market interest rates.

If You Are Able to Resell Your Senior Notes, Many Other Factors May Affect the Price You Receive, Which May Be Lower than You Believe to be Appropriate.

If you are able to resell your Senior Notes, the price you receive will depend on many other factors that may vary over time, including:

•	our historical and anticipated results of operations, liquidity and financial condition;

•	analysts’ expectations of our future results of operations, liquidity or financial condition or the prospects for our industry in general;

•	the amount of debt we have outstanding;

•	the market for similar securities;

•	market interest rates;

•	the liquidity of the market in which the Senior Notes trade;

•	the redemption and repayment features of the Senior Notes; and

•	the time remaining to maturity of your Senior Notes.

As a result of these factors, you may not be able to sell your Senior Notes at a particular time at all or may only be able to sell your Senior Notes at a price below that which you believe to be appropriate, including the price you paid for them.

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of the Senior Notes will be approximately $1.088 billion, after deducting the underwriting discount and offering expenses payable by us.

We intend to use the net proceeds from the sale of the Senior Notes to (i) refinance a portion of our existing indebtedness, which may include the redemption and/or repurchase of $250,000,000 in aggregate principal amount of our outstanding 4.625% Senior Notes due September 15, 2020 (the “2020 Notes”) and, (ii) upon the successful consummation of the Delphi Transaction, to repay certain amounts outstanding under Delphi Technologies’ Term Loan A facility (the “Term Loan A”) and Delphi Technologies’ Revolving Credit Facility (the “Revolving Credit Facility”) under Delphi Technologies’ $1.25 billion senior secured credit facility (the “Delphi Credit Facility”). The Term Loan A carries an interest rate of either (i) an alternate base rate (“ABR”) or (ii) the London Interbank Offered Rate (“LIBOR”), in each case plus an applicable margin based on Delphi Technologies’ credit rating ranging from 0.50% to 1.00% per annum in the case of ABR and 1.50% to 2.00% per annum in the case of LIBOR, and matures on December 4, 2022. The Revolving Credit Facility carries an interest rate of either (i) an ABR or (ii) LIBOR, in each case plus an applicable margin based on Delphi Technologies’ credit rating ranging from 0.30% to 0.55% per annum in the case of ABR and 1.30% to 1.55% per annum in the case of LIBOR, and matures on December 4, 2022. As of March 31, 2020, Delphi Technologies had $685 million principal outstanding under the Term Loan A and $500 million principal outstanding under the Revolving Credit Facility. Any remaining proceeds will be used for general corporate purposes.

To the extent that the net proceeds from the offering of the Senior Notes are sufficient to meet the Company’s cash requirements for the Delphi Transaction, the Company intends to terminate the Term Loan Agreement following the closing date of this offering.

Pending the use of proceeds as described above, we may invest the net proceeds in short-term, interest bearing and investment-grade obligations.

Affiliates of certain of the underwriters hold a portion of our 2020 Notes or act as agents and/or lenders under the Delphi Credit Facility, and will receive a portion of the net proceeds from the sale of the Senior Notes in connection with the refinancing of our 2020 Notes and the repayment of amounts under the Delphi Credit Facility. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION

The following table sets forth, as of March 31, 2020 our consolidated cash and cash equivalents, short-term debt and total long-term debt and equity on an actual basis and as adjusted to give effect to the sale of the Senior Notes and the repayment of the 2020 Notes. The following table does not give effect to the successful consummation of the Delphi Transaction or the repayment of any amounts of the Term Loan A or the Revolving Credit Facility. You should read this table in conjunction with our December 31, 2019 audited consolidated financial statements and related notes and March 31, 2020 unaudited condensed consolidated financial statements and related notes which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2020
	Actual	As Adjusted
	(in millions)
Cash and cash equivalents	$901	$1,739

Long-term debt:
Notes outstanding	$1,910	$1,659
2.650% Senior Notes due 2027 offered hereby	—	1,088
Other	6	6
Current portion of long-term debt	(252)	(1)

Total long-term debt, net of current portion	1,664	2,752
Equity
Common stock	3	3
Capital in excess of par value	1,109	1,109
Retained earnings	6,036	6,037
Common stock held in treasury, at cost	(1,623)	(1,623)
Accumulated other comprehensive loss	(801)	(801)

Total BorgWarner Inc. stockholders’ equity	4,724	4,725
Noncontrolling interests	140	140

Total equity	4,864	4,865

Total long-term debt and equity	$6,528	$7,617

DESCRIPTION OF THE SENIOR NOTES

Set forth below is a description of the specific terms of the Senior Notes. This description supplements, and should be read together with, the description of the general terms and provisions of the Senior Notes, some of which may not apply to this offering, set forth in the accompanying prospectus under the caption “Description of Debt Securities.” The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying prospectus and the Senior Note Indenture dated as of September 23, 1999, as supplemented (the “Indenture”), between BorgWarner Automotive, Inc. and The Bank of New York Mellon Trust Company, N.A. (successor in interest to The Chase Manhattan Trust Company, National Association), as original trustee. Deutsche Bank Trust Company Americas will serve as trustee with respect to the Senior Notes pursuant to the Sixth Supplemental Indenture to the Indenture. The Indenture has been qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the Indenture are those provided therein and those made a part of the Indenture by the Trust Indenture Act. The Senior Notes will constitute debt securities under the Indenture as described in the accompanying prospectus. In addition to the Senior Notes, we may issue, from time to time, other series of debt securities under the Indenture. Such other series will be separate from and independent of the Senior Notes.

General

The Senior Notes will initially be limited to an aggregate principal amount of $1,100,000,000. The Indenture does not limit the aggregate principal amount of notes that we may issue thereunder and provides that we may, from time to time, without giving notice to or seeking the consent of the existing holders of the Senior Notes, issue additional debt securities. Any new notes issued under the Indenture will have the same terms as the Senior Notes (other than the issue date, date from which interest begins to accrue, initial interest payment date and, under certain circumstances, the offering price) so that the Senior Notes and the new debt securities form a single series under the Indenture.

The entire principal amount of the Senior Notes will mature and become payable, together with accrued and unpaid interest, on July 1, 2027 (the “Stated Maturity Date”) unless redeemed or repurchased earlier.

The Senior Notes will not be subject to any sinking fund provisions and will not be convertible into or exchangeable for any of our equity interests.

The Senior Notes will be issued in the form of one or more global notes in fully registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Notices to holders of the Senior Notes will be delivered or mailed to the registered holders, subject to the provisions herein and in the Indenture. Any notice shall be deemed to have been given on the date when sent. Notwithstanding any other provisions herein, so long as the Senior Notes are represented by one or more global notes deposited with DTC, notices to and from holders of the Senior Notes may be given by delivery to DTC in accordance with its standard procedures, and such notices shall be deemed to be given on the date of delivery of such notices to DTC.

Principal and Interest

The Senior Notes will bear interest at 2.650% per year from June 19, 2020 or from the immediately preceding interest payment date to which interest has been paid. Interest will be payable semi-annually in arrears on January 1 and July 1 of each year, commencing January 1, 2021 (each, an “Interest Payment Date”). Interest on an Interest Payment Date will be paid to the persons, or “holders,” in whose names the Senior Notes are registered on the security register at the close of business on the regular record date. The regular record date will be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date. Interest on the Senior Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The principal of each Senior Note payable at maturity or upon earlier redemption or repurchase will be paid against presentation and surrender of such Senior Note at the office or agency maintained for such purpose, initially the corporate trust office of Deutsche Bank Trust Company Americas, located at 60 Wall Street, Trust and Agency Services, 24th Floor, New York, New York 10005.

If any Interest Payment Date, the Stated Maturity Date or any earlier redemption date or repurchase date falls on a day that is not a Business Day, the required payment will be made on the next Business Day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after that Interest Payment Date, the Stated Maturity Date or such redemption date or repurchase date, as the case may be. For purposes of the Senior Notes, “Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

Notwithstanding anything to the contrary contained herein, installments of interest on Senior Notes that are due and payable on an Interest Payment Date falling on or prior to a redemption or repurchase date will be payable on such Interest Payment Date to the holders thereof as of the close of business on the regular record date for such Interest Payment Date.

Ranking

The Senior Notes will be our general unsecured and unsubordinated obligations and will rank equally in priority with all of our other unsecured and unsubordinated obligations. The Indenture contains no restrictions on the amount of additional indebtedness that we may incur. The Senior Notes will be effectively subordinated to any of our existing or future secured debt to the extent of the value of the assets securing such debt and will be structurally subordinated to all existing and future liabilities and any preferred equity of our subsidiaries. As of March 31, 2020, on an unconsolidated basis, we had $1,950 million of outstanding indebtedness, none of which was secured, and our subsidiaries collectively had liabilities of $2,688 million, in each case, excluding inter-company indebtedness and trade payables. As of such date, our subsidiaries had no preferred equity outstanding.

Redemption at Our Option

Prior to May 1, 2027 (two months prior to the maturity date of the Senior Notes) (the “Par Call Date”), we may redeem the Senior Notes at our option in whole or in part, at any time a redemption price (the “Optional Redemption Price”) equal to the greater of:

•	100% of the principal amount of the Senior Notes being redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Notes being redeemed that would be due if the Senior Notes to be redeemed matured on the Par Call Date (not including any portion of such payments of interest accrued as of the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein), plus 35 basis points, plus, in each case, accrued and unpaid interest on the Senior Notes to the redemption date.

At any time on or after the Par Call Date, we may redeem the Senior Notes at a redemption price equal to 100% of the principal amount of the Senior Notes being redeemed, plus accrued and unpaid interest on the Senior Notes to the redemption date.

If we have given notice of redemption as provided in the Indenture, and have made funds available on the redemption date referred to in the notice for the redemption, subject to any conditions precedent as contemplated below, the Senior Notes called for redemption will cease to bear interest on the redemption date and the holders of those Senior Notes from and after the redemption date will be entitled to receive only the payment of the Optional Redemption Price upon surrender of the Senior Notes in accordance with the notice.

We will give notice of any optional redemption to holders of Senior Notes, at their addresses, as shown in the security register for the Senior Notes, not more than 60 nor less than 10 days prior to the redemption date. The notice of redemption will specify, among other items, the Optional Redemption Price and the principal amount of the Senior Notes held by the holder to be redeemed.

Notice of any redemption of Senior Notes may, at our discretion, be given subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in us or another entity). If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived on or prior to the business day immediately preceding the relevant redemption date.

We will notify holders of any such rescission as soon as practicable after we determine that such conditions precedent will not be able to be satisfied or we are not able or willing to waive such conditions precedent. Once notice of redemption is mailed or sent, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the Senior Notes called for redemption will become due and payable on the redemption date and at the applicable redemption price as set forth above under “—Optional Redemption.”

If we choose to redeem less than all of the Senior Notes, we will notify the trustee in writing at least 25 days prior to giving notice of redemption, or a shorter period as may be satisfactory to the trustee, of the aggregate principal amount of Senior Notes to be redeemed and their redemption date. The trustee will select, in accordance with its customary procedures, the Senior Notes to be redeemed in part, which, in the case of Senior Notes in book-entry form, will be in accordance with the procedures of any applicable depositary.

As used in this prospectus supplement:

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed (assuming, for this purpose, that the Senior Notes to be redeemed mature on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes (assuming, for this purpose, that the Senior Notes to be redeemed mature on the Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations, or (3) if only one Reference Treasury Dealer Quotation is received, such Reference Treasury Dealer Quotation.

“Independent Investment Banker” means an independent investment bank selected by us in accordance with generally accepted market practice at such time.

“Reference Treasury Dealer” means (1) each of BofA Securities, Inc., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (or their respective affiliates that are primary U.S. government securities dealers in the United States (a “Primary Treasury Dealer”) and their respective successors; and (2) two other Primary Treasury Dealers selected by us; provided, however, that if any of the foregoing are not or shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

Special Mandatory Redemption

If we do not consummate the Delphi Transaction on or prior to April 28, 2021, or the Transaction Agreement is terminated any time prior to such date (without replacement thereof), then we will be required to redeem the outstanding Senior Notes (a “Special Mandatory Redemption”) on the Special Mandatory Redemption Date at a redemption price equal to 101% of the principal amount of the Senior Notes, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date. The “Special Mandatory Redemption Date” means the earlier to occur of (1) May 28, 2021, if the Delphi Transaction has not been consummated on or prior to April 28, 2021, or (2) the 30th day (or if such day is not a business day, the first business day thereafter) following the termination of the Transaction Agreement (without replacement thereof). Notwithstanding the foregoing, installments of interest on the Senior Notes that are due and payable on interest payment dates falling on or prior to the Special Mandatory Redemption Date will be payable on such interest payment dates to the registered holders as of the close of business on the relevant record dates in accordance with the Senior Notes and the Indenture.

This offering is not contingent upon the consummation of the Delphi Transaction.

We will cause the notice of the Special Mandatory Redemption to be sent, with a copy to the trustee, within five business days after the occurrence of the event triggering the obligation to effectuate the Special Mandatory Redemption to each holder at its registered address. If funds sufficient to pay the special mandatory redemption price of the Senior Notes to be redeemed on the Special Mandatory Redemption Date are deposited with the trustee on or before such Special Mandatory Redemption Date, and certain other conditions are satisfied, on and after the Special Mandatory Redemption Date, the Senior Notes will cease to bear interest.

Change of Control Repurchase Event

If a change of control repurchase event (as defined herein) occurs with respect to the Senior Notes, unless we have exercised our right to redeem the Senior Notes as described above, we will make an offer to each holder of Senior Notes to repurchase all or any part (in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof) of that holder’s Senior Notes at a purchase price in cash equal to 101% of the aggregate principal amount of such Senior Notes plus unpaid interest, if any, accrued thereon to, but excluding, the repurchase date. Within 30 days following any change of control repurchase event or, at our option, prior to any change of control, but after the public announcement of the transaction or transactions that constitute or may constitute a change of control, we will deliver or mail (or in the case of global notes, transmit in accordance with the procedures of the clearing agencies) a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the Senior Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is transmitted (or, in the case of a notice provided prior to the consummation of change of control, no later than 60 days from the date of the related change of control repurchase event), other than as may be required by law, pursuant to procedures required by such Senior Notes and described in such notice. The notice shall, if transmitted prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on the change of control repurchase event occurring on or prior to the payment date specified in the notice.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the Senior Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the change of control repurchase event provisions of the Senior Notes by virtue of such conflict.

On the change of control repurchase event payment date, we will, to the extent lawful:

•	accept for payment all Senior Notes or portions of the Senior Notes properly tendered pursuant to our offer;

•	deposit with the trustee an amount equal to the aggregate purchase price in respect of all Senior Notes or portions of the Senior Notes properly tendered pursuant to our offer; and

•

deliver or cause to be delivered to the trustee the Senior Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of the Senior Notes being purchased by us.

The trustee will promptly transmit to each holder of Senior Notes properly tendered the purchase price for such Senior Notes, and the trustee will promptly authenticate and deliver or mail (or cause to be transferred by book-entry) to each such holder a new note equal in principal amount to any unpurchased portion of such Senior Notes surrendered; provided that each new note will be in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the Senior Notes upon a change of control repurchase event if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Senior Notes properly tendered and not withdrawn under its offer or (ii) notice of redemption of all outstanding Senior Notes has been given pursuant to the Indenture as described above unless and until there is a default in the payment of the applicable redemption price. In the event that such third party terminates or defaults on its offer or we rescind our notice of redemption, we will be required to make a change of control offer treating the date of such termination or default as though it were the date of the change of control repurchase event. In addition, we will not purchase any Senior Notes if there has occurred and is continuing on the change of control payment date an event of default under the Indenture, other than a default in the payment of the change of control payment.

The term “below investment grade rating event” means the Senior Notes become rated below investment grade by any two of the rating agencies on any date from the date of the public notice of an arrangement that results in a change of control until the end of the 60-day period following public notice of the occurrence of such change of control (which period shall be extended so long as any of such rating agencies has publicly announced that it is considering a possible ratings downgrade); provided that a below investment grade rating event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect to a particular change of control (and thus shall not be deemed a below investment grade rating event for purposes of the definition of change of control repurchase event hereunder) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform us and the trustee in writing at our or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, such change of control (whether or not such change of control shall have occurred at the time of the below investment grade rating event). The trustee shall not be responsible for monitoring the rating status of the Senior Notes, making any request upon any rating agency, or determining whether any below investment grade rating event has occurred.

The term “change of control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of our voting stock measured by voting power rather than number of shares. Notwithstanding the foregoing, a transaction or series of related transactions will not be deemed to involve a “change of control” if (i) as a result of such transaction or series of related transactions we become a direct or indirect wholly-owned Subsidiary of a holding company or a holding company becomes the successor to us as contemplated by the provisions under “—Consolidation, Merger and Sale of Assets” below and (ii) the direct or indirect holders of the voting stock of such holding company immediately following that transaction or series of related transactions are the same or substantially the same as the holders of our voting stock immediately prior to that transaction or series of related transactions.

The term “change of control repurchase event” means the occurrence of both a change of control and a below investment grade rating event.

The term “Fitch” means Fitch, Inc. and its successors.

The term “investment grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories), a rating of BBB- or better by S&P (or its equivalent under any successor rating categories), a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories) and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by us.

The term “Moody’s” means Moody’s Investors Service Inc. and its successors.

The term “rating agency” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the Senior Notes or fails to make a rating of the Senior Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by us as a replacement agency for Moody’s, S&P or Fitch, as the case may be.

The term “S&P” means Standard & Poor’s Ratings Services, a division of S&P Global Inc. and its successors.

The term “voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Covenants and Other Provisions of the Senior Notes

Certain Definitions

•

“Attributable Indebtedness” means, with respect to any Sale/Leaseback Transaction as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligations of the lessee under such lease for Net Rental Payments during the remaining term of the lease (including any period for which such lease has been extended).

•

“Capital Lease Obligations” means any obligation of a Person under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of indebtedness represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

•

“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (excluding any current liabilities which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), (2) all goodwill, trade names, trademarks, patents and other like intangibles and (3) appropriate adjustments on account of non-controlling interests of other Persons holding stock of our Subsidiaries, all as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries (but, in any event, as of a date within 150 days of the date of determination) and computed in accordance with GAAP.

•	“Consolidated Net Worth” means the amount of total equity shown in our most recent consolidated balance sheet.

•	“Current Assets” of any Person includes all assets of such Person that would in accordance with GAAP be classified as current assets.

•	“Current Liabilities” of any Person includes all liabilities of such Person that would in accordance with GAAP be classified as current liabilities.

•

“GAAP” means, as to a particular Person, such accounting principles as, in the opinion of the independent public accountants regularly retained by such Person, conform at the time to accounting principles generally accepted in the United States; provided, however, that, solely for purposes of determining whether obligations constitute Capital Lease Obligations, “GAAP” means generally accepted accounting principles as used in the United States as of December 1, 2018 without giving effect to any subsequent change thereto or to the future phase-in of any change thereto contemplated by any amendment to generally accepted accounting principles that has been adopted as of December 1, 2018.

•

“Net Rental Payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments or similar charges.

•

“Non-Recourse Indebtedness” means our indebtedness or the indebtedness of any of our Subsidiaries in respect of which the recourse of the holder of such indebtedness, whether direct or indirect and whether contingent or otherwise, is effectively limited to specified assets, and with respect to which neither we nor any of our Subsidiaries provide any credit support.

•

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

•

“Principal Property” means any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures comprising a part thereof, that we own or that is owned by one of our Significant Subsidiaries, and is located in the United States, the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of Consolidated Net Tangible Assets, other than any such manufacturing plant or warehouse or any portion thereof (together with the land upon which it is erected and fixtures comprising a part thereof) (1) which is financed by industrial development bonds or (2) which, in the opinion of our board of directors, is not of material importance to our total business conducted and the total business conducted by our Subsidiaries, taken as a whole. As of the date of this Prospectus Supplement, neither the Company nor its Subsidiaries own any Principal Property.

•

“Sale/Leaseback Transaction” means any arrangement with any Person pursuant to which we or any of our Subsidiaries lease for a period of more than three years, any real or personal property, which property we have or such Subsidiary has sold or transferred or will sell or transfer to such Person in contemplation of such leasing.

•	“Significant Subsidiary” means any of our Subsidiaries which constitutes a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X of the Exchange Act.

•

“Subsidiary” of a Person means (1) any corporation more than 50% of the outstanding securities having ordinary voting power of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (2) any partnership or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned. For the purposes of this definition, “securities having ordinary voting power” means securities or other equity interests that ordinarily have voting power for the election of directors, or persons having management power with respect to the Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

Limitation on Liens

The Indenture provides that we will not, and will not permit any of our Subsidiaries to, issue, assume or guarantee any indebtedness for money borrowed (“Debt”) if such Debt is secured by a mortgage, pledge, security interest or lien (a “mortgage” or “mortgages”) upon any of our Principal Properties or of any of our Subsidiaries’ Principal Properties or upon any shares of stock or other stock or other equity interest or Debt of any of our Subsidiaries (whether such property, shares of stock or other equity interest or Debt is now owned or hereafter acquired) which owns any Principal Property, without in any such case effectively providing that the Senior Notes shall be secured equally and ratably with (or prior to) such Debt until such time as such Debt is no longer secured by such mortgage; provided, however, that the foregoing restrictions shall not apply to:

•	mortgages existing on the date the Senior Notes are originally issued or mortgages provided for under the terms of agreements existing on such date;

•	mortgages on Current Assets securing Current Liabilities;

•

mortgages on any property we or any of our Subsidiaries acquire, construct, alter or improve after the date of the Indenture that are created or assumed contemporaneously with or within one year after such acquisition (or, in the case of property constructed, altered or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of the purchase price or cost of such property, provided that in the case of any such construction, alteration or improvement the mortgages shall not apply to any property we or any of our Subsidiaries theretofore owned, other than (1) the property so altered or improved and (2) any theretofore unimproved real property on which the property so constructed or altered, or the improvement, is located;

•

existing mortgages on property we or any of our Subsidiaries acquire (including mortgages on any property acquired from a Person that is consolidated with or merged with or into us or any of our Subsidiaries) or mortgages outstanding at the time any Person becomes one of our Subsidiaries that are not incurred in connection with such entity becoming one of our Subsidiaries;

•	mortgages in our or any of our Subsidiaries’ favor;

•

mortgages on any property (1) in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute, (2) securing indebtedness incurred to finance all or any part of the purchase price or cost of constructing, installing or improving the property subject to such mortgages, including mortgages to secure Debt of the pollution control or industrial revenue bond type, or (3) securing indebtedness issued or guaranteed by the United States, any state, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction;

•	mortgages securing the Senior Notes;

•	any interest of title of a lessor or secured by a lessor’s interest under any lease permitted under the Indenture;

•	mortgages on the identifiable proceeds of any property or asset subject to a mortgage otherwise permitted under the Indenture; and

•

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing bullet points to the extent that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, together with the reasonable costs related to such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property that secured the mortgage so extended, renewed or replaced (plus improvements on such property).

Notwithstanding the foregoing, we and any of our Subsidiaries may, without securing the Senior Notes, issue, assume or guarantee secured Debt (that would otherwise be subject to the foregoing restrictions) in an aggregate amount that, together with all other such secured Debt and the aggregate amount of our and our Subsidiaries’ Attributable Indebtedness deemed to be outstanding in respect of all Sale/Leaseback Transactions entered into pursuant to the provisions described below under “— Limitation on Sale/Leaseback Transactions” (excluding any such Sale/Leaseback Transactions the proceeds of which have been applied in accordance with clauses (2) or (3) under the “—Limitation on Sale/Leaseback Transactions” covenant described below), does not exceed 10% of the Consolidated Net Worth, as shown on a consolidated balance sheet as of a date not more than 90 days prior to the proposed transaction we prepare in accordance with GAAP.

Limitation on Sale/Leaseback Transactions

The Indenture provides that we will not, and will not permit any of our Subsidiaries to, enter into any Sale/Leaseback Transaction involving any Principal Property with any Person (other than us or one of our Subsidiaries) unless:

1.

at the time of entering into such Sale/Leaseback Transaction, we or such Subsidiary would be entitled to incur Debt, in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, secured by a mortgage on the Principal Property subject to such Sale/Leaseback Transaction, pursuant to the provisions of the covenant described under “— Limitation on Liens” without equally and ratably securing the Senior Notes pursuant to such provisions;

2.

after the date on which the Senior Notes are first issued, and within a period commencing six months prior to the consummation of such Sale/Leaseback Transaction and ending six months after the consummation thereof, we or such Subsidiary shall have expended for property used or to be used in our or such Subsidiary’s ordinary course of business (including amounts expended for additions, expansions, alterations, repairs and improvements thereto) an amount equal to all or a portion of the net proceeds of such Sale/Leaseback Transaction, and we shall have elected to designate such amount as a credit against such Sale/Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause (3) below); or

3.

during the 12-month period after the effective date of such Sale/Leaseback Transaction, we shall have applied to the voluntary defeasance or retirement of the Senior Notes or any of our pari passu indebtedness an amount equal to the net proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction, which amount shall not be less than the fair value of such property at the time of entering into such Sale/Leaseback Transaction (adjusted to reflect any amount we expended as set forth in clause (2) above), less an amount equal to the principal amount of such Senior Notes and pari passu indebtedness we voluntarily defeased or retired within such 12-month period and not designated as a credit against any other Sale/Leaseback Transaction we or any of our Subsidiaries entered into during such period.

The covenants applicable to the Senior Notes would not necessarily afford holders protection in the event that we are involved in a highly leveraged or other transaction, or in the event of a material adverse change in our financial position or results of operations. The Senior Notes do not contain any other provisions that are designed to afford protection in the event that we are involved in a highly leveraged transaction.

Events of Default

An “Event of Default” is defined under the Indenture with respect to the Senior Notes as being:

•	default in the payment of any interest on any Senior Note when it becomes due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of the principal of any Senior Note at its maturity;

•	default in our performance (or our breach) of any of our covenants or agreements in the Indenture, continued for 90 days after we receive written notice;

•

acceleration of, or any failure to pay at final maturity, any of our or our Subsidiaries’ Debt (other than the Senior Notes or Non-Recourse Indebtedness) in an aggregate amount in excess of $150 million if such acceleration is not rescinded or annulled, or such indebtedness shall not have been discharged, within 15 days after we receive written notice thereof; and

•	certain events of our or of one of our Significant Subsidiaries’ bankruptcy, insolvency or reorganization.

The Indenture provides that if an Event of Default, other than certain events with respect to our bankruptcy, insolvency or reorganization, shall occur and be continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Senior Notes may, by a notice in writing to us (and to the trustee, if given by the holders), declare the principal of the Senior Notes, and all accrued and unpaid interest thereon, to be due and payable immediately. If an Event of Default with respect to certain events of our bankruptcy, insolvency or reorganization shall occur and be continuing, then the principal on the Senior Notes, and all accrued and unpaid interest thereon, shall be due and payable immediately without any act on the part of the trustee or any holder.

The holders of not less than a majority in principal amount of the outstanding Senior Notes may, on behalf of the holders of all of the Senior Notes, waive any past default under the Indenture and its consequences, except a default (1) in respect of the payment of principal of or interest on the Senior Notes or (2) in respect of a covenant or provision that cannot be modified or amended without the consent of each holder.

Under the Indenture we are required to file annually with the trustee an officers’ certificate as to our compliance with all conditions and covenants. The Indenture will provide that the trustee may withhold notice to the holders of the Senior Notes of any default (except payment defaults on the Senior Notes) if it considers it to be in the interest of such holders to do so.

Subject to the provisions of the Indenture relating to the duties of the trustee, the Indenture provides that when an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable security or indemnity. Subject to such provisions concerning the rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding Senior Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee under the Indenture.

Consolidation, Merger and Sale of Assets

The Indenture provides that we will not consolidate with or merge into any other corporation, or convey, transfer or lease, or permit one or more of our Significant Subsidiaries to convey, transfer or lease, all or substantially all of our property and assets on a consolidated basis (excluding any assignment solely as collateral for security purposes, but not any outright assignment upon the foreclosure on any such collateral) to any Person, unless (1) either we are the continuing corporation or such corporation or Person assumes by supplemental indenture all of our obligations under the Indenture and the Senior Notes issued thereunder, (2) immediately after such transaction no Default or Event of Default shall exist and (3) the surviving corporation or such Person is a corporation, partnership, limited liability company or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia.

If any consolidation or merger or any conveyance, transfer or lease of all or substantially all of our property and assets occurs in accordance with the Indenture, the surviving or transferee entity will succeed to, and be substituted for, and may exercise every right and power we have under the Indenture with the same effect as if such surviving or transferee entity had been named as us. We will be discharged from all obligations and covenants under the Indenture and in respect of the Senior Notes.

Modification or Waiver

The Indenture provides that we may modify and amend the Indenture, and the trustee may modify and amend the Indenture with the consent of the holders of not less than a majority in principal amount of the outstanding Senior Notes; provided that no such modification or amendment may, without the consent of each holder, among other things:

•	change the stated maturity of the principal of, or any installment of interest on, the Senior Notes;

•	reduce the principal amount of, or the rate of interest on, the Senior Notes;

•	change the currency of payment of principal of, or interest on, the Senior Notes, other than as provided in the Senior Notes;

•	impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof;

•	reduce the percentage of holders necessary to modify or amend the Indenture or to consent to any waiver thereunder or reduce the requirements for voting or quorum described below; or

•	modify the foregoing requirements or reduce the percentage of outstanding Senior Notes necessary to waive any past default.

The Indenture provides that we may modify and amend the Indenture, and the trustee may modify and amend the Indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another Person to our company and the assumption by such Person of our covenants contained in the Indenture and the Senior Notes;

•	to add covenants of our company for the benefit of the holders or to surrender any right or power conferred upon our company;

•	to add Events of Default;

•	to secure the Senior Notes;

•	to evidence and provide for the acceptance of appointment by a successor to the trustee;

•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

•

to make other provisions in regard to matters or questions arising under the Indenture as shall not adversely affect the interests of the holders and to make any change that would provide additional rights or benefits to the holders of any or all series or that does not adversely affect the legal rights under the Indenture of any such holder;

•	to cure any ambiguity, defect or inconsistency in the Indenture; provided such action does not adversely affect the interests of the holders;

•

to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of the Senior Notes; provided such action shall not adversely affect the interests of the holders; or

•	to conform with the requirements of the Trust Indenture Act.

Other Provisions

For a description of certain other covenants and provisions applicable to the Senior Notes, see the discussion in the accompanying prospectus under the caption “Description of Debt Securities” under the following sub-headings:

•	“—General”;

•	“—Defeasance and Covenant Defeasance”; and

•	“—Satisfaction and Discharge”.

For the avoidance of doubt, the discussion in the accompanying prospectus under the following subheadings under the caption “Description of Debt Securities” shall not apply to the Senior Notes: “—Certain Definitions”, “—Limitation on Liens”, “—Limitation on Sale/Leaseback Transactions”, “—Subordinated Debt”, “—Guarantees”, “—Conversion and Exchange”, “—Events of Default”, “—Consolidation, Merger and Sale of Assets”, “—Modification or Waiver” and “—Book-Entry Issuance; Global Securities”.

Book-Entry Delivery and Settlement

We have obtained the information in this section concerning DTC, Clearstream and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

For additional information relating to DTC and the book-entry issuance system, see “Description of Debt Securities—Book-Entry Issuance; Global Securities” in the accompanying prospectus.

Global Clearance and Settlement

The Senior Notes will trade in book-entry only form through the facilities of DTC. The Senior Notes will be issued in the form of one or more global notes in fully registered form, without coupons, and will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., DTC’s nominee. As long as DTC is the depositary for the Senior Notes, investors may hold interests in the Senior Notes through participants in DTC, including Clearstream and Euroclear. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the depositary’s books. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in DTC, on the other hand, would also be subject to the rules and procedures of DTC. Except as described herein, certificates will not be issued in exchange for beneficial interests in the global notes.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to DTC or its nominees.

Beneficial interests in the global notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Those beneficial interests will be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Investors may hold Senior Notes directly through DTC, if they are participants therein, or indirectly through organizations that are participants in such systems (including Clearstream and Euroclear).

Except as described herein, owners of beneficial interests in the global notes will not be entitled to have Senior Notes registered in their names, and will not receive or be entitled to receive physical delivery of Senior

Notes in definitive form. So long as DTC (or its nominee) is the registered owner of the global notes, DTC (or its nominee) for all purposes will be considered the sole holder of the Senior Notes under the Indenture. Except as provided below, beneficial owners will not be considered the owners or holders of the Senior Notes under the Indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the Indenture. Accordingly, each beneficial owner must rely on the procedures of the clearing systems and, if such person is not a participant of the clearing systems, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. Under existing industry practices, if we request any action of holders or a beneficial owner desires to give or take any action which a holder is entitled to give or take under the Indenture, the clearing systems would authorize their participants holding the relevant beneficial interests to give or take action and the participants would authorize beneficial owners owning through the participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the clearing systems to their participants, by the participants to indirect participants and by the participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in global notes.

DTC

DTC has informed us that it is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC has also informed us that it holds and provides asset servicing for over 3.5 million issues of U.S. and non U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“direct participants”) deposit with DTC. DTC also facilitates the post trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). DTC has Standard & Poor’s highest rating: AAA. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of Senior Notes under the DTC system must be made by or through direct participants, which will receive a credit for the Senior Notes on DTC’s records. The beneficial ownership interest of each actual purchaser of Senior Notes (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases. Beneficial owners are, however, expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners entered into the transaction. Transfers of ownership interests in the Senior Notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in Senior Notes, except in the event that use of the book-entry system for the Senior Notes is discontinued.

To facilitate subsequent transfers, all Senior Notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Senior Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any changes in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Senior Notes. DTC’s records reflect only the identity of the direct participants to whose accounts such Senior Notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Senior Notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts Senior Notes are credited on the record date (identified in a listing attached to the omnibus proxy).

We will send any redemption or repurchase notices to DTC. If less than all of the debt securities of a particular series are being redeemed or repurchased, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed or repurchased.

A beneficial owner shall give notice to elect to have its securities purchased or tendered, through its participant, to the trustee, and shall effect delivery of such securities by causing the direct participant to transfer the participant’s interest in the securities, on DTC’s records, to the trustee. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered securities to trustee’s DTC account.

Distributions with respect to the Senior Notes held beneficially through DTC (or its nominee) will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, in accordance with DTC’s rules and procedures.

DTC may discontinue providing its services as securities depository with respect to the Senior Notes at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, note certificates will be required to be printed and delivered. Additionally, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates for the Senior Notes will be printed and delivered to the applicable direct or indirect participant.

Clearstream

Clearstream has advised that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear Operator (as defined herein) to facilitate the settlement of trades between Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant, either directly or indirectly.

Distributions with respect to Senior Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear

Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding through Euroclear participants.

Distributions with respect to Senior Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions.

DTC, Euroclear and Clearstream Arrangements

So long as DTC, Euroclear or Clearstream or their nominee is the holder of the global notes, Euroclear, Clearstream, DTC or such nominee, as the case may be, will be considered the sole owner and registered holder of the Senior Notes represented by such global notes for all purposes under the Indenture and the Senior Notes. Payments of principal of, and interest on the global notes will be made to Euroclear, Clearstream, DTC or such nominee, as the case may be, as holder thereof. Notwithstanding the following sentence, none of us, the trustee, any underwriter and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In considering the interests of holders of the Senior Notes whilst the Senior Notes are represented by the global notes held on behalf of DTC, Clearstream and Euroclear, Deutsche Bank Trust Company Americas as trustee may have regard to any information provided to it by or on behalf of DTC, Clearstream and Euroclear as to the identity (either individually or by category) of their respective direct participants and may consider such interests as if these direct participants were holders of the global notes.

Distributions of principal of and interest on the global notes will be credited in U.S. dollars to the extent received by DTC, Euroclear or Clearstream from the trustee to the cash accounts of DTC, Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures.

Because DTC, Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

Initial Settlement

We understand that initial settlement for investors that hold their Senior Notes through DTC will occur in the ordinary way in accordance with DTC’s rules. We understand that investors that hold their Senior Notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Subject to applicable procedures of Clearstream and Euroclear, Senior Notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any Senior Notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

We understand that secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using procedures applicable to conventional eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the Senior Notes through DTC, Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the Senior Notes, or to make or receive a payment or delivery of the Senior Notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

DTC, Clearstream or Euroclear will credit payments to the cash accounts of DTC participants, Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. DTC, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the Indenture on behalf of a DTC participant, Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.

DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Senior Notes among participants of DTC, Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Exchange of Global Senior Notes for Certificated Senior Notes

Subject to certain conditions, the Senior Notes represented by a global note are exchangeable for certificated notes in definitive form of like tenor in minimum denominations of $2,000 principal amount and multiples of $1,000 in excess thereof if:

(1) DTC notifies the Company that it is no longer willing or able to act as clearing agency for the Senior Notes;

(2) we, at our option, notify the trustee in writing that we elect to cause the issuance of certificated notes; or

(3) there has occurred and is continuing an Event of Default with respect to the Senior Notes.

In all cases, certificated notes delivered in exchange for any global note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC or its nominee (in accordance with its customary procedures).

Payments (including principal, premium and interest) and transfers with respect to Senior Notes in certificated form may be executed at the office or agency maintained for such purpose (initially the corporate trust office of the trustee) or, at our option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the Senior Notes, provided that all payments (including principal, premium and interest) on Senior Notes in certificated form, for which the holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration may be required.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations relevant to the ownership and disposition of the Senior Notes by U.S. holders and by non-U.S. holders (each as defined herein). This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended, or the “Code,” applicable U.S. Treasury regulations, administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service, or the “IRS,” so as to result in U.S. federal income tax consequences different from those discussed below. No assurance can be given that the IRS will agree with the consequences described in this discussion, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been sought or obtained from the IRS regarding the tax consequences of the transactions described herein.

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of the Senior Notes that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons as described in Section 7701(a)(30) of the Code (“United States persons”) have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

We use the term “non-U.S. holder” to describe a beneficial owner of the Senior Notes that is neither a U.S. holder nor a partnership (or other entity that is treated as a partnership) that is classified for U.S. federal income tax purposes as a partnership or as a “disregarded entity.”

If an entity classified for U.S. federal income tax purposes as a partnership or as a “disregarded entity” owns Senior Notes, the tax treatment of a member of the entity will depend on the status of the member and the activities of the entity. The tax treatment of such an entity, and the tax treatment of any member of such an entity, are not addressed in this discussion. Any entity that is classified for U.S. federal income tax purposes as a partnership or as a “disregarded entity” and that owns Senior Notes, and any members of such an entity, are encouraged to consult their own tax advisors.

Except where noted, this discussion deals only with a Senior Note held as a capital asset by a beneficial owner who purchases the Senior Note on original issuance at the first price, which we refer to as the “issue price,” at which a substantial portion of the Senior Notes is sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. This discussion does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

tax consequences to dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of tax accounting for their securities;

•	tax consequences to persons holding Senior Notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to persons that purchase or sell Senior Notes as part of a wash sale for U.S. federal income tax purposes;

•	tax consequences to persons subject to special tax accounting rules under Section 451(b) of the Code,

•	tax consequences to U.S. holders, as defined herein, whose “functional currency” is not the U.S. dollar;

•	tax consequences to certain former citizens or residents of the United States;

•	tax consequences to controlled foreign corporations or passive foreign investment companies;

•	alternative minimum tax consequences, if any;

•	any state, local or foreign tax consequences; and

•	estate or gift taxes.

If an entity that is treated as a partnership for U.S. federal income tax purposes holds Senior Notes, the tax treatment of a partner or member generally will depend upon the status of the partner or member and the activities of the entity. If you are a partner or member in such an entity, you should consult your tax advisors.

U.S. Treasury regulations provide special rules for the treatment of debt instruments that provide for contingent payments. Under these regulations, a contingency is disregarded if the contingency is remote or incidental. In addition, these regulations provide that if a debt instrument provides for alternative payment schedules applicable upon the occurrence of one or more contingencies, other than remote or incidental contingencies, a single payment schedule can be presumed to apply if such payment schedule is significantly more likely than not to occur, and the timing and amounts of the payments that comprise each payment schedule are known as of the issue date. We intend to take the position that the contingencies on the Senior Notes (for example, your right to require us to purchase the Senior Notes upon a change of control repurchase event, or the possibility of a Special Mandatory Redemption) will not cause the “contingent payment debt instrument” rules of the U.S. Treasury regulations to apply. A successful challenge of this position by the IRS could adversely affect the timing and amount of income inclusions with respect to the Senior Notes, and could also cause any gain from the sale or other disposition of a Senior Note to be treated as ordinary income rather than as capital gain. Beneficial owners of the Senior Notes are encouraged to consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the Senior Notes. The remainder of this discussion assumes that the Senior Notes will not be considered to be contingent payment debt instruments.

YOU SHOULD CONSULT WITH YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME, FRANCHISE, PERSONAL PROPERTY AND ANY OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE SENIOR NOTES.

Taxation of U.S. Holders

Interest Income

It is anticipated that the Senior Notes will be issued with less than a de minimis amount (as set forth in the applicable U.S. Treasury regulations) of original issue discount, or “OID”. In such case, interest paid on the Senior Notes generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or received (in accordance with the U.S. holder’s regular method of tax accounting for U.S. federal income tax purposes). If, however, the Senior Notes are issued for an amount less than the principal amount and the difference is more than or equal to a de minimis amount, a U.S. holder will be required to include the difference in income as OID as it accrues in accordance with a constant-yield method, based on compounding of interest before the receipt of cash attributable to this income. The remainder of this discussion assumes that the Senior Notes will not be issued with OID.

Sale, Exchange, Redemption, Repurchase or other Taxable Disposition of the Senior Notes

A U.S. holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, repurchase or other taxable disposition of a Senior Note (except to the extent the amount realized is attributable to accrued interest not previously included in income, which will be taxable as ordinary interest income) and the U.S. holder’s adjusted tax basis in such Senior Note. A U.S. holder’s adjusted tax basis in the Senior Note generally will equal the cost of the Senior Note.

Any gain or loss recognized by a U.S. holder on a taxable disposition of a Senior Note will be capital gain or loss. If, at the time of the sale, exchange, redemption, repurchase or other taxable disposition of the Senior Note, a U.S. holder is treated as holding the Senior Note for more than one year, such capital gain or loss will be a long-term capital gain or loss. Otherwise, such capital gain or loss will be a short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gains are generally eligible for reduced rates of U.S. federal income taxation. A U.S. holder’s ability to deduct capital losses may be limited.

Medicare Tax on Unearned Income

Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on “net investment income,” which includes, among other things, interest on and gains from the sale or other taxable disposition of Senior Notes. U.S. holders should consult their tax advisors regarding the application of this tax.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply with respect to payments of principal and interest on the Senior Notes to a U.S. holder (and annual accruals of OID by a U.S. holder relating to the Senior Notes), and with respect to payments to a U.S. holder of any proceeds from a disposition of the Senior Notes. In addition, a U.S. holder may be subject to a backup withholding tax on such payments that are subject to information reporting if the U.S. holder fails to supply its correct taxpayer identification number in the manner required by applicable law, fails to certify that it is not subject to the backup withholding tax, or otherwise fails to comply with applicable backup withholding tax rules. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Taxation of Non-U.S. Holders

Interest Income

Subject to the discussions below concerning backup withholding and FATCA, the 30% U.S. federal withholding tax will not be applied to any payment of interest on a Senior Note to a non-U.S. holder provided that:

•	interest paid on the Senior Note is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;

•

the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

•	the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and

•

the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that (1) it is not a United States person (which certification may be made on the applicable IRS Form W-8) or (2) the non-U.S. holder holds the Senior Notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable U.S. Treasury regulations.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides the paying agent with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the Senior Notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the Senior Notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment, then, although the non-U.S. holder will be exempt from the 30% U.S. federal withholding tax provided the certification requirements discussed above are satisfied, the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is classified for U.S. federal income tax purposes as a corporation, it may be subject to a branch profits tax, which is imposed at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits, subject to certain adjustments.

Sale, Exchange, Redemption, Repurchase or other Taxable Disposition of the Senior Notes

Subject to the discussions below concerning backup withholding, any gain (other than an amount representing accrued but unpaid interest, which will be treated as described above in “ – Taxation of Non-U.S. Holders – Interest Income”) recognized by a non-U.S. holder on the sale, exchange, redemption, repurchase or other taxable disposition of a Senior Note will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income treaty, is attributable to a U.S. permanent establishment); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

In the case of a non-U.S. holder that is described in the first bullet point above, it will be subject to tax on the net gain derived from the sale, exchange, redemption, repurchase or other taxable disposition under regular graduated U.S. federal income tax rates and in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is classified for U.S. federal income tax purposes as a corporation and is described in the first bullet point above, it may be subject to the branch profits tax, which is imposed at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits, subject to certain adjustments. If a non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, any such gain will be subject to U.S. federal income tax in the manner specified by the treaty and generally will only be subject to such tax if such gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States.

If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to U.S. federal income tax at a flat rate of 30% (or at a lower rate under an applicable income tax treaty) on the gain derived from the sale, exchange, redemption, repurchase or other taxable disposition, which may be offset by U.S.-source capital losses, even though such non-U.S. holder is not considered a resident of the United States.

FATCA

The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act and the U.S. Treasury regulations promulgated thereunder, commonly referred to as “FATCA,” impose a U.S. federal withholding tax of 30% on any U.S.-source interest paid on debt obligations if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) the foreign financial institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner; or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). An applicable intergovernmental agreement regarding FATCA between the United States and a non-U.S. holder’s jurisdiction may modify the rules discussed in this paragraph.

Although FATCA withholding had been scheduled to be imposed, beginning on January 1, 2019, on gross proceeds from the disposition of certain types of debt instruments, the IRS has issued proposed regulations, upon which taxpayers may generally rely, that exclude gross proceeds from the sale or other disposition of the Senior Notes from the application of the withholding tax imposed under FATCA.

Non-U.S. holders are urged to consult their own tax advisors regarding FATCA and the application of these requirements to their investment in the Senior Notes.

Information Reporting and Backup Withholding

Generally, the amount of interest paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments must be reported annually to the IRS and to non-U.S. holders. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest that we make, provided the statement described above in the last bullet point under “—Interest Income” has been provided and the applicable withholding agent does not have actual knowledge or reason to know that the holder is a United States person that is not an exempt recipient. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a Senior Note within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and the payor does not have actual knowledge or reason to know that a holder is a United States person that is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions of an underwriting agreement (the “Underwriting Agreement”), we have agreed to sell to each of the underwriters named below and each of the underwriters severally has agreed to purchase from us, the principal amount of the Senior Notes set forth opposite its name below:

Underwriter	Principal Amount of Senior Notes
BofA Securities, Inc.	$209,000,000
Citigroup Global Markets Inc.	209,000,000
Deutsche Bank Securities Inc.	209,000,000
SMBC Nikko Securities America, Inc.	55,000,000
PNC Capital Markets LLC	66,000,000
Wells Fargo Securities, LLC	66,000,000
Barclays Capital Inc.	44,000,000
J.P. Morgan Securities LLC	44,000,000
KeyBanc Capital Markets Inc.	44,000,000
Loop Capital Markets LLC	44,000,000
U.S. Bancorp Investments, Inc.	44,000,000
Commerz Markets LLC	22,000,000
Santander Investment Securities Inc.	22,000,000
Siebert Williams Shank & Co., LLC	22,000,000

Total	$1,100,000,000

In the Underwriting Agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Senior Notes offered hereby, if any of the Senior Notes are purchased.

The underwriters initially propose to offer part of the Senior Notes directly to the public at the offering prices set forth on the cover page of this prospectus supplement. After the initial offering of the Senior Notes, the underwriters may from time to time vary the offering price and other selling terms.

The Senior Notes are a new issue of securities with no established trading market. We will not list the Senior Notes on any securities exchange or on any automated dealer quotation system. No assurance can be given that an active trading market for the Senior Notes will develop or be maintained. If an active trading market does not develop or is not maintained for the Senior Notes, noteholders may not be able to resell them at a particular time at all or at prices acceptable to them. Although the underwriters for this offering have advised us that they intend to make a market in the Senior Notes after completion of this offering, they are not obligated to do so and may discontinue market making at any time. We cannot assure you that a liquid trading market will develop for the Senior Notes, that you will be able to sell your Senior Notes at a particular time or that the prices that you receive when you sell will be favorable.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our expenses associated with the offer and sale of the Senior Notes are estimated to be $2.4 million, excluding the underwriting discount.

We expect that delivery of the Senior Notes will be made against payment therefor on or about June 19, 2020, which is the third business day following the date of this prospectus supplement (such settlement cycle being referred to as “T+3”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Senior Notes prior to two business days before delivery of the Senior Notes will be required, by virtue of the fact that the Senior Notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, affiliates of certain of the underwriters act as agents and/or lenders under our Third Amended and Restated Credit Agreement, dated as of June 29, 2017, among the Company, Bank of America, N.A., as administrative agent, and the various lenders party thereto, or the Term Loan Agreement.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Senior Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Senior Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

As described under “Use of Proceeds,” we primarily intend to use the net proceeds from this offering to refinance a portion of our existing indebtedness and, upon the successful consummation of the Delphi Transaction, to repay certain amounts outstanding under Delphi Technologies’ senior secured credit facility. Affiliates of certain of the underwriters hold a portion of our 2020 Notes or act as agents and/or lenders under the Delphi Credit Facility, and will receive a portion of the net proceeds from the sale of the Senior Notes in connection with the refinancing of our 2020 Notes and the repayment of amounts under the Delphi Credit Facility. To the extent that net proceeds from this offering are applied to repay the 2020 Notes or repay such borrowings to any of the underwriters or their affiliates, they will receive proceeds of this offering through the repayment of that indebtedness. If 5% or more of the net proceeds of this offering (not including underwriting discount) is used to repay such outstanding indebtedness held by at least one of the underwriters or its affiliates, this offering will be conducted in accordance with Rule 5121 of the FINRA Conduct Rules. In such event, such underwriter or underwriters will not confirm sales of the notes to accounts over which they exercise discretionary authority without the prior written approval of the customer. Pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because the notes are “investment grade rated,” as defined by FINRA Rule 5121.

Deutsche Bank Trust Company Americas is serving as the trustee with respect to the Senior Notes. Deutsche Bank Securities Inc., an affiliate of Deutsche Bank Trust Company Americas, is an underwriter for this offering. Pursuant to the Trust Indenture Act, if an event of default were to occur with respect to the Senior Notes, Deutsche Bank Trust Company Americas may be deemed to have a conflicting interest, by virtue of being an affiliate of one of the underwriters of the Senior Notes. In that event, Deutsche Bank Trust Company Americas would be required to resign or eliminate the conflicting interest.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Senior Notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The Senior Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such Senior Notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Any underwriter that is not a broker-dealer registered with the SEC will only make sales of the Senior Notes in the United States through one or more registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.

Each underwriter:

(a)

has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) received by it in connection with the issue or sale of the Senior Notes in circumstances in which Section 21(1) of the FSMA would not apply to the issuer; and

(b)	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Senior Notes in, from or otherwise involving the United Kingdom.

Each Underwriter has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Senior Notes to any retail investor in the EEA or the UK. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II, (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID or (iii) not a qualified investor (as defined in the Prospectus Regulation).

Notice to Prospective Investors in Canada

The Senior Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Senior Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus supplement and accompanying prospectus have not been reviewed, approved or authorized by or registered with any regulatory authority in Hong Kong. The information contained in this prospectus supplement and accompanying prospectus is for information purposes only and does not constitute an offer, solicitation, invitation or recommendation to subscribe for or purchase any Senior Notes or other securities, other products or to provide any investment advice.

You are advised to exercise caution in relation to this prospectus supplement and accompanying prospectus. If you are in any doubt about any of the contents of this prospectus supplement and accompanying prospectus, you should obtain independent professional advice. The Senior Notes have not been, and will not be, offered, sold or delivered by means of any document other than (i) in circumstances which do not constitute an offer or an invitation to the “public” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (the “Companies (WUMP) Ordinance”) or the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the “SFO”), or (ii) to “professional investors” within the meaning of the SFO and in the manner as permitted under the SFO or the Companies (WUMP) Ordinance, or (iii) in other circumstances which do not result in this prospectus supplement and accompanying prospectus constituting a “prospectus” within the meaning of the Companies (WUMP) Ordinance, and no advertisement, invitation or document relating to the Senior Notes has been or will be issued, circulated, distributed or in the possession of any person for the purpose of issue, circulation or distribution (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Senior Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and in the manner permitted under the SFO or the Companies (WUMP) Ordinance.

Notice to Prospective Investors in Japan

The offering of the Senior Notes has not been and will not be registered under the Financial Instrument and Exchange Law of Japan. Consequently, the Senior Notes may not be sold, offered for sale, resold or otherwise transferred, directly or indirectly, in Japan or to or for the account of any Japanese resident or national, except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law and regulations.

Notice to Prospective Investors in Singapore

This document has not been, and will not be, registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (“SFA”). Accordingly, this document and any other document or material issued in connection with the offer or sale, or invitation for subscription or purchase, of the Senior Notes may not be issued, circulated or distributed, nor may the Senior Notes be offered or sold, or be made the subject of any invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an Institutional Investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a Relevant Person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1), or any person pursuant to an offer referred to in Section 275 (1A), and in accordance with the applicable conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where interests are subscribed or purchased under Section 275 of the SFA by a Relevant Person which is:

1.

a corporation (which is not an Accredited Investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

2.

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investment and each beneficiary of the trust is an accredited investor, then securities or securities-based derivative contracts (each term as defined in Section 2(1) of the SFA of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the interests pursuant to an offer made under Section 275 except:

(i)	to an Institutional Investor or to a Relevant Person, or to any person arising from an offer referred to in Section 275 (1A) or Section 276 (4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (offers of investments) (securities and securities-based Derivative contracts) Regulations 2018 of Singapore.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Senior Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The Senior Notes cannot be offered, distributed, sold or resold to the public in Taiwan unless prior approval from, or effective registration with, the Republic of China government authorities has been obtained pursuant to the applicable laws or a private placement exemption is available under the applicable securities laws.

Notice to Prospective Investors in Switzerland

The Senior Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the Senior Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Senior Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Senior Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

The Senior Notes have not been offered and will not be offered to any person in the Dubai International Financial Centre unless such offer is:

(a)	an “Exempt Offer” in accordance with the Markets Rules (MKT) Module of the Dubai Financial Services Authority (“DFSA”) rulebook; and

(b)	made only to persons who meet the Professional Client criteria set out in Rule 2.3.3 of the DFSA Conduct of Business Module of the DFSA rulebook.

This document must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying this prospectus supplement or any documents in connection with it or the issuer. The DFSA has not approved this prospectus supplement or any associated documents nor taken steps to verify the information set forth herein and has no responsibility for this document. The Senior Notes may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Senior Notes should conduct their own due diligence on the issuer and the Senior Notes. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. Except as provided above, the interests in the Senior Notes may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The Senior Notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:

(a)

the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)

the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)

the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

(e)	such action does not require any document to be lodged with ASIC or the Australian Securities Exchange.

Notice to Prospective Investors in the United Arab Emirates

The Senior Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global

Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

LEGAL MATTERS

The legality of the issuance of the Senior Notes will be passed upon for us by Foley & Lardner LLP, Detroit, Michigan, and for the underwriters by Mayer Brown LLP, Chicago, Illinois.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information that issuers, including BorgWarner, file electronically with the SEC. The public can obtain any documents that we file with the SEC at www.sec.gov. We also make available free of charge on or through our own website at www.borgwarner.com our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this prospectus supplement or the accompanying prospectus.

We have filed a registration statement (Registration No. 333-236478) (together with all amendments to the registration statement, collectively, the “Registration Statement”) with the SEC under the Securities Act with respect to the offering and sale of various securities, including the Senior Notes offered under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. For further information with respect to us and our securities, we refer you to the Registration Statement and the exhibits thereto. Statements in this prospectus supplement and the prospectus concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC prior to the termination of this offering will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in or omitted from this prospectus supplement or the accompanying prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering:

•	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 13, 2020;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 6, 2020;

•	Our definitive proxy statement on Schedule 14A, filed with the SEC on March 20, 2020; and

•

Our Current Reports on Form 8-K, filed with the SEC on January 28, 2020 (excluding Item 2.02 and the related Exhibit 99.1), January  29, 2020, February 13, 2020 (excluding Item 2.02, Item 7.01 and the related Exhibit 99.1 and Exhibit 99.2), March  5, 2020, March  16, 2020 (excluding Item 7.01), April  30, 2020 (excluding Item 7.01 and the related Exhibit 99.1), May  4, 2020 and May 6, 2020.

We do not incorporate by reference in this prospectus supplement or the accompanying prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K, unless, and except to the extent, specified in such current reports.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

BorgWarner Inc.

3850 Hamlin Road

Auburn Hills, Michigan 48326

Attention: Corporate Secretary

(248) 754-9200

Documents may also be available on our website at borgwarner.com. Information contained on our website is not a prospectus and does not constitute part of, and is not incorporated by reference in, this prospectus supplement or the accompanying prospectus.

Debt Securities

Preferred Stock

Voting Common Stock

Non-Voting Common Stock

Depositary Shares

Warrants

Units

We may offer from time to time, through one or more underwriters, dealers or agents, or directly to purchasers, the following securities, together or separately, in one or more offerings, and in amounts, at prices and on terms to be determined at or before the time of offering:

•	Debt Securities

•	Preferred Stock

•	Voting Common Stock

•	Non-Voting Common Stock

•	Depositary Shares

•	Warrants

•	Units

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in supplements to this prospectus. The prospectus supplements may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus, any supplement to this prospectus, and any information incorporated by reference in this prospectus or any supplement to this prospectus before you invest.

Our common stock is listed on the New York Stock Exchange under the trading symbol “BWA.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risks. Please see the section entitled “Risk Factors” on page 3 of this prospectus and in any applicable prospectus supplement and in the documents which are incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Our principal executive office is located at 3850 Hamlin Road, Auburn Hills, Michigan 48326. Our telephone number is (248) 754-9200. Our website can be found at www.borgwarner.com.

The date of this prospectus is February 18, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. It does not contain all of the information in the registration statement. Each time we sell securities, we will provide a prospectus supplement or more than one prospectus supplement, together with one or more pricing supplements (collectively, a “prospectus supplement”), that will contain specific information about the terms of the offering. Prospectus supplements may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. The information in this prospectus speaks only as of the date indicated on the cover of this document, unless the information specifically indicates that another date applies. We urge you to carefully read both this prospectus, any prospectus supplement and the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” before making an investment decision.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or any prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any such prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find More Information.”

References in this prospectus to the terms the “Company,” “we” or “us” mean BorgWarner Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus or any prospectus supplement may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934. Such statements are based on management’s current outlook, expectations, estimates and projections. Words such as “anticipates,” “believes,” “continues,” “could,” “designed,” “effect,” “estimates,” “evaluates,” “expects,” “forecasts,” “goal,” “initiative,” “intends,” “outlook,” “plans,” “potential,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “would,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Further, all statements, other than statements of historical fact contained or incorporated by reference in this prospectus or any prospectus supplement, that we expect or anticipate will or may occur in the future regarding our financial position, business strategy and measures to implement that strategy, including changes to operations, competitive strengths, goals, expansion and growth of our business and operations, plans, references to future success and other such matters, are forward-looking statements. All forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. Forward-looking statements are not guarantees of performance and the Company’s actual results may differ materially from those expressed, projected or implied in or by the forward-looking statements.

You should not place undue reliance on these forward-looking statements. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. These risks and uncertainties, among others, include: our dependence on automotive and truck production, both of which are highly cyclical; our reliance on major original equipment manufacturer customers; commodities availability and pricing; supply disruptions; fluctuations in interest rates and foreign currency exchange rates; availability of credit; our dependence on key management; our dependence on information systems; the uncertainty of the global economic environment; the outcome of existing or any future legal proceedings, including litigation with respect to various claims; future changes in laws and regulations, including, by way of example, tariffs, in the countries in which we operate; and the other risks noted in the section entitled “Risk Factors” in this prospectus, any prospectus supplement, and in our periodic reports and other filings with the SEC. We do not undertake any obligation to update or to announce publicly any updates or revisions to any of the forward-looking statements contained or incorporated by reference in this prospectus to reflect any change in our expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying the statements.

ABOUT BORGWARNER INC.

BorgWarner Inc. (together with its Consolidated Subsidiaries, the “Company”) is a Delaware corporation incorporated in 1987. We are a global product leader in clean and efficient technology solutions for combustion, hybrid and electric vehicles. Our products help improve vehicle performance, propulsion efficiency, stability and air quality. We manufacture and sell these products worldwide, primarily to original equipment manufacturers (“OEMs”) of light vehicles (passenger cars, sport-utility vehicles (“SUVs”), vans and light trucks). The Company’s products are also sold to OEMs of commercial vehicles (medium-duty trucks, heavy-duty trucks and buses) and off-highway vehicles (agricultural and construction machinery and marine applications). We also manufacture and sell our products to certain Tier One vehicle systems suppliers and into the aftermarket for light, commercial and off-highway vehicles. The Company operates manufacturing facilities serving customers in Europe, the Americas and Asia and is an original equipment supplier to every major automotive OEM in the world.

Our principal executive office is located at 3850 Hamlin Road, Auburn Hills, Michigan 48326, our telephone number is (248) 754-9200, and our website address is www.borgwarner.com. The information on our website is not incorporated by reference in, and does not form a part of, this prospectus or any prospectus supplement.

Additional information about us, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” below.

RISK FACTORS

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports filed with the SEC, in any prospectus supplement relating to a specific offering of securities and in any other documents we file with the SEC, including without limitation those risk factors described under the headings “Item 1A, ‘Risk Factors’” in our Annual Report on Form 10-K for the year ended December 31, 2019. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” below.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement, we intend to use the net proceeds of any securities sold for general corporate purposes, which may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions, investment in existing and future projects, and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the debt securities, preferred stock, voting common stock, non-voting common stock, depositary shares, warrants and units that we may offer from time to time. These summaries are not meant to be a complete description of each security. At the time of an offering and sale, this prospectus and the applicable prospectus supplement will contain the material terms and conditions of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

The following descriptions of the terms of the debt securities set forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered will be described in the applicable prospectus supplement. To the extent that any prospectus supplement is inconsistent with any provision in, or contains information in addition to, this summary, the information contained in such prospectus supplement will control.

The debt securities that will be our senior debt securities will be issued under an Indenture dated as of September 23, 1999, as supplemented (the “Senior Debt Indenture”), between us and The Bank of New York Mellon Trust Company, N.A. (successor in interest to Chase Manhattan Trust Company, National Association) (the “Senior Trustee”). The debt securities that will be our subordinated debt (“Subordinated Debt Securities”) will be issued under an Indenture (the “Subordinated Debt Indenture” and, collectively with the Senior Debt Indenture, the “Indentures”), to be entered into between us and a trustee to be determined (the “Subordinated Trustee”).

The Senior Debt Indenture was filed as Exhibit 4.6 to Registration Statement No. 333-172198 filed on February 11, 2011. The forms of the senior debt securities have been filed, or will be filed, with the SEC and incorporated by reference as exhibits to the registration statement and you should read them for the provisions that may be important to you. The forms of the Subordinated Debt Indenture and the Subordinated Debt Securities have been filed, or will be filed, with the SEC and incorporated by reference as exhibits to the registration statement and you should read them for the provisions that may be important to you. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

We have summarized certain provisions of the Indentures and the debt securities below. The summary is not complete and is subject to, and qualified in its entirety by reference to, the Indentures and the debt securities. Capitalized terms used in the summary have the meanings set forth in the applicable Indenture unless otherwise defined herein.

General

The debt securities will be our unsecured senior or subordinated obligations.

The Indentures do not limit the amount of debt securities that we may issue thereunder and provide that we may issue debt securities under the Indentures from time to time in one or more series.

Reference is made to the applicable prospectus supplement for the following terms of and information relating to the offered debt securities (to the extent such terms are applicable to such debt securities):

•	classification as senior or subordinated debt securities;

•	the specific designation, aggregate principal amount, purchase price and denomination of the offered debt securities;

•	the currency or units based on or relating to currencies in which such debt securities are denominated and/or in which principal (and premium, if any) and/or any interest will or may be payable;

•	any date of maturity;

•

the method by which amounts payable in respect of principal, premium (if any) or interest on, or upon the redemption of, such debt securities may be calculated, and any currencies or indices, or value, rate or price, relevant to such calculation;

•	interest rate or rates (or the method by which such rate or rates will be determined), if any;

•	the date or dates on which any such interest or other amounts will be payable;

•	the place or places where the principal of and interest, if any, on the offered debt securities will be payable;

•	any redemption, repayment or sinking fund provisions for the offered debt securities;

•	whether the securities will be issued in whole or in part in the form of one or more global securities and, if so, the depositary for those global securities;

•

any applicable U.S. federal income tax consequences, including whether and under what circumstances we will pay additional amounts on offered debt securities held by a person who is not a U.S. person (as defined in this prospectus or the applicable prospectus supplement) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

•	the anticipated market for the offered debt securities; and

•

any other specific terms of the offered debt securities, including any additional or different events of default, remedies or covenants provided for with respect to such debt securities, and any terms which may be required by or advisable under applicable laws or regulations.

Payment

Unless the applicable prospectus supplement states otherwise, principal of, premium, if any, and interest, if any, on the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the applicable Trustee. However, interest may be paid at our option by check mailed to the address of the holder entitled to the interest as it appears on the applicable security register. We will have the right to require a holder of any debt security, in connection with any payment on the debt security, to certify information to us or, in the absence of certification, we may rely on any legal presumption to enable us to determine our obligation, if any, to deduct or withhold taxes, assessments or governmental charges from the payment.

Certain Definitions

“Attributable Indebtedness” means, with respect to any Sale/Leaseback Transaction as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligations of the lessee under such lease for Net Rental Payments during the remaining term of the lease (including any period for which such lease has been extended).

“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (excluding any current liabilities which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), (2) all goodwill, trade names, trademarks, patents and other like intangibles and (3) appropriate adjustments on account of non-controlling interests of other Persons holding stock of our Subsidiaries, all as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries (but, in any event, as of a date within 150 days of the date of determination) and computed in accordance with generally accepted accounting principles.

“Consolidated Net Worth” means the amount of total stockholders’ equity shown in our most recent consolidated statement of financial position.

“Current Assets” of any Person includes all assets of such Person that would in accordance with generally accepted accounting principles be classified as current assets.

“Current Liabilities” of any Person includes all liabilities of such Person that would in accordance with generally accepted accounting principles be classified as current liabilities.

“Net Rental Payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments or similar charges.

“Non-Recourse Indebtedness” means our indebtedness or the indebtedness of any of our Subsidiaries in respect of which the recourse of the holder of such indebtedness, whether direct or indirect and whether contingent or otherwise, is effectively limited to specified assets, and with respect to which neither we nor any of our Subsidiaries provide any credit support.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures comprising a part thereof, that we own or that is owned by one of our Subsidiaries which constitutes a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is located in the United States, the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of Consolidated Net Tangible Assets, other than any such manufacturing plant or warehouse or any portion thereof (together with the land upon which it is erected and fixtures comprising a part thereof) (1) which is financed by industrial development bonds or (2) which, in the opinion of our board of directors, is not of material importance to our total business conducted and the total business conducted by our Subsidiaries, taken as a whole.

“Sale/Leaseback Transaction” means any arrangement with any Person pursuant to which we or any of our Subsidiaries lease for a period of more than three years, any real or personal property, which property we have or such Subsidiary has sold or transferred or will sell or transfer to such Person in contemplation of such leasing.

“Subsidiary” of a Person means (1) any corporation more than 50% of the outstanding securities having ordinary voting power of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (2) any partnership or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned. For the purposes of this definition, “Securities Having Ordinary Voting Power” means securities or other equity interests that ordinarily have voting power for the election of directors, or persons having management power with respect to the Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

Senior Debt

The debt securities and coupons, if any, appertaining thereto that will constitute part of our senior debt will be issued under the Senior Debt Indenture and will rank pari passu with all of our other unsecured and unsubordinated debt.

Limitation On Liens

The Senior Debt Indenture provides that we will not, and will not permit any of our Subsidiaries to, issue, assume or guarantee any indebtedness for money borrowed (“Debt”) if such Debt is secured by a mortgage, pledge, security interest or lien (a “mortgage” or “mortgages”) upon any of our Principal Properties or of any of our Subsidiaries’ Principal Properties or upon any shares of stock or other stock or other equity interest or indebtedness of any of our Subsidiaries (whether such property, shares of stock or other equity interest or indebtedness is now owned or hereafter acquired) which owns any Principal Property, without in any such case effectively providing that the debt securities shall be secured equally and ratably with (or prior to) such Debt; provided, however, that the foregoing restrictions shall not apply to:

•	mortgages existing on the date the debt securities are originally issued or mortgages provided for under the terms of agreements existing on such date;

•	mortgages on Current Assets securing Current Liabilities;

•

mortgages on any property we or any of our Subsidiaries acquire, construct, alter or improve after the date of the Indenture that are created or assumed contemporaneously with or within one year after such acquisition (or, in the case of property constructed, altered or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of the purchase price or cost of such property, provided that in the case of any such construction, alteration or improvement the mortgages shall not apply to any property we or any of our Subsidiaries theretofore owned, other than (1) the property so altered or improved and (2) any theretofore unimproved real property on which the property so constructed or altered, or the improvement, is located;

•

existing mortgages on property we or any of our Subsidiaries acquire (including mortgages on any property acquired from a Person that is consolidated with or merged with or into us or any of our Subsidiaries) or mortgages outstanding at the time any Person becomes one of our Subsidiaries that are not incurred in connection with such entity becoming one of our Subsidiaries;

•	mortgages in our or any of our Subsidiaries’ favor;

•

mortgages on any property (1) in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute, (2) securing indebtedness incurred to finance all or any part of the purchase price or cost of constructing, installing or improving the property subject to such mortgages, including mortgages to secure Debt of the pollution control or industrial revenue bond type, or (3) securing indebtedness issued or guaranteed by the United States, any state, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction; and

•

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing bullet points; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, together with the reasonable costs related to such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property that secured the mortgage so extended, renewed or replaced (plus improvements on such property).

Notwithstanding the foregoing, we and any of our Subsidiaries may, without securing the debt securities, issue, assume or guarantee secured Debt (that would otherwise be subject to the foregoing restrictions) in an aggregate amount that, together with all other such secured Debt and the aggregate amount of our and our Subsidiaries’ Attributable Indebtedness deemed to be outstanding in respect of all Sale/Leaseback Transactions entered into pursuant to the provisions described below under “— Limitation on Sale/Leaseback Transactions” (excluding any such Sale/Leaseback Transactions the proceeds of which have been applied in accordance with clauses (2) or (3) under the “— Limitation on Sale/Leaseback Transactions” covenant described below), does not exceed 10% of the Consolidated Net Worth, as shown on a consolidated balance sheet as of a date not more than 90 days prior to the proposed transaction we prepare in accordance with generally accepted accounting principles in the United States of America.

Limitation On Sale/Leaseback Transactions

The Senior Debt Indenture provides that we will not, and will not permit any of our Subsidiaries to, enter into any Sale/Leaseback Transaction with any Person (other than us or one of our Subsidiaries) unless:

(1)

at the time of entering into such Sale/Leaseback Transaction, we or such Subsidiary would be entitled to incur Debt, in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, secured by a mortgage on the property subject to such Sale/Leaseback Transaction, pursuant to the provisions of the covenant described under “— Limitation on Liens” without equally and ratably securing the debt securities pursuant to such provisions;

(2)

after the date on which debt securities are first issued, and within a period commencing six months prior to the consummation of such Sale/Leaseback Transaction and ending six months after the consummation thereof, we or such Subsidiary shall have expended for property used or to be used in our or such Subsidiary’s ordinary course of business (including amounts expended for additions, expansions, alterations, repairs and improvements thereto) an amount equal to all or a portion of the net proceeds of such Sale/Leaseback Transaction, and we shall have elected to designate such amount as a credit against such Sale/Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause (3) below); or

(3)

during the 12-month period after the effective date of such Sale/Leaseback Transaction, we shall have applied to the voluntary defeasance or retirement of debt securities or any of our pari passu indebtedness an amount equal to the net proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction, which amount shall not be less than the fair value of such property at the time of entering into such Sale/Leaseback Transaction (adjusted to reflect any amount we expended as set forth in clause (2) above), less an amount equal to the principal amount of such debt securities and pari passu indebtedness we voluntarily defeased or retired within such 12-month period and not designated as a credit against any other Sale/Leaseback Transaction we or any of our Subsidiaries entered into during such period.

Unless otherwise specified in the applicable prospectus supplement relating to a particular series of offered debt securities, the covenants applicable to the debt securities would not necessarily afford holders protection in the event that we are involved in a highly leveraged or other transaction, or in the event of a material adverse change in our financial position or results of operations. Unless otherwise specified in the applicable prospectus supplement relating to a particular series of offered debt securities, the debt securities do not contain any other provisions that are designed to afford protection in the event that we are involved in a highly leveraged transaction.

Subordinated Debt

The debt securities and coupons, if any, attached to such debt securities that will constitute part of the Subordinated Debt Securities will be issued under the Subordinated Debt Indenture and will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all of our Senior Indebtedness. The Subordinated Debt Indenture defines “Senior Indebtedness” as all of our indebtedness, including indebtedness we have guaranteed or assumed, for borrowed money or evidenced by bonds, debentures, notes, letters of credit, interest rate exchange agreements, currency exchange agreements, commodity forward contracts or other similar instruments, or indebtedness or obligations with respect to any lease of real or personal property whether existing on the date hereof or hereinafter incurred, and any guarantee, amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, provided that Senior Indebtedness shall not include (1) obligations that, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, were without recourse to the issuer, (2) our obligations to any of our Subsidiaries and (3) any other obligations which by the terms of the instrument creating or evidencing the same are specifically designated as not being senior in right of payment to the Subordinated Debt Securities.

In the event (1) of any insolvency or bankruptcy proceedings, or any receivership, liquidation or other similar proceedings including reorganization in respect of our company or a substantial part of our property, or (2) that (a) a default shall have occurred with respect to the payment of principal of (and premium, if any) or any interest on or other monetary amounts due and payable on any Senior Indebtedness or (b) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, or interest, or other monetary amounts due and payable) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof, and such default or event of default shall not have been cured or waived or shall not have ceased to exist, unless, in the case of a default under clause (b) above, the default with respect to the Senior Indebtedness is cured or waived, or 180 days pass after notice of the default is given to the holders of Senior Indebtedness (unless the maturity of such Senior Indebtedness has been accelerated), then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount unpaid thereon, or provision shall be made, in accordance with the relevant Senior Indebtedness, for such payment in money or money’s worth, before the holders of any of the Subordinated Debt Securities or coupons are entitled to receive a payment on account of the principal of (and premium, if any) or any interest on the indebtedness evidenced by such Subordinated Debt Securities or of such coupons. No new period of suspension of payments under clause (b) above may be commenced by reason of the same event of default (or any other event of default that existed or was continuing on the date of the commencement of such period) within twelve months after the first such notice relating thereto. Without limitation of the foregoing, upon any acceleration of the Subordinated Debt Securities because of an event of default, we must promptly notify the holders of Senior Indebtedness of such acceleration, and may not pay the Subordinated Debt Securities unless (A) 120 days pass after such acceleration and (B) the terms of the Subordinated Debt Indenture permit such payment at such time.

By reason of such subordination, in the event of our bankruptcy, insolvency or liquidation, our creditors who are holders of Senior Indebtedness and our general creditors may recover more, ratably, than holders of the Subordinated Debt Securities. Certain of our contingent obligations, including certain guarantees, letters of credit, interest rate exchange agreements, currency exchange agreements and commodity forward contracts, would constitute Senior Indebtedness if we became obligated to pay such contingent obligations.

We expect from time to time to incur additional indebtedness constituting Senior Indebtedness. The Subordinated Debt Indenture does not prohibit or limit the incurrence of additional Senior Indebtedness or any other indebtedness and does not require us to adhere to financial covenants or similar restrictions. To the extent we issue Subordinated Debt Securities, we refer you to the applicable prospectus supplement for the amount of Senior Indebtedness outstanding.

Guarantees

Each prospectus supplement will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates.

Conversion and Exchange

The terms, if any, on which debt securities of any series will be convertible into or exchangeable for our common stock or preferred stock, property or cash, or a combination of any of the foregoing, will be summarized in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either on a mandatory basis, at the option of the holder, or at our option, in which case the number of our shares of common stock or preferred stock to be received by the holders of the debt securities would be calculated according to the factors and at such time as summarized in the applicable prospectus supplement. The applicable prospectus supplement will also summarize the material federal income tax consequences applicable to such convertible or exchangeable debt securities.

Events of Default

An “Event of Default” is defined under each Indenture with respect to debt securities of any series issued under such Indenture as being:

•	default in the payment of any interest on any debt security when it becomes due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of the principal of any debt security at its maturity;

•	default in our performance (or our breach) of any of our covenants or agreements in such Indenture, continued for 90 days after we receive written notice;

•

acceleration of, or any failure to pay at final maturity, any of our or our Subsidiaries’ Debt (other than the debt securities or Non-Recourse Indebtedness) in an aggregate amount in excess of $25 million if such acceleration is not rescinded or annulled, or such indebtedness shall not have been discharged, within 15 days after we receive written notice thereof; and

•	certain events of our or of one of our Significant Subsidiaries’ bankruptcy, insolvency or reorganization.

Each Indenture provides that if an Event of Default, other than certain events with respect to our bankruptcy, insolvency or reorganization, shall occur and be continuing, then the Senior Trustee or the Subordinated Trustee, as the case may be, or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities may, by a notice in writing to us (and to the Senior Trustee or the Subordinated Trustee, as the case may be, if given by the holders), declare the principal of the debt securities, and all accrued and unpaid interest thereon, to be due and payable immediately. If an Event of Default with respect to certain events of our bankruptcy, insolvency or reorganization shall occur and be continuing, then the principal on the debt securities, and all accrued and unpaid interest thereon, shall be due and payable immediately without any act on the part of the Senior Trustee or the Subordinated Trustee, as the case may be, or any holder.

The holders of not less than a majority in principal amount of the outstanding debt securities may, on behalf of the holders of all of the debt securities, waive any past default under the Indenture and its consequences, except a default (1) in respect of the payment of principal of or interest on the debt securities or (2) in respect of a covenant or provision that cannot be modified or amended without the consent of each holder.

Under each Indenture we are required to file annually with the Senior Trustee or the Subordinated Trustee, as the case may be, an officers’ certificate as to our compliance with all conditions and covenants. Each Indenture will provide that the Senior Trustee or the Subordinated Trustee, as the case may be, may withhold notice to the holders of the debt securities of any default (except payment defaults on the debt securities) if it considers it to be in the interest of such holders to do so.

Subject to the provisions of each Indenture relating to the duties of the Senior Trustee or the Subordinated Trustee, as the case may be, each Indenture provides that when an Event of Default occurs and is continuing, the Senior Trustee or the Subordinated Trustee, as the case may be, will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Senior Trustee or the Subordinated Trustee, as the case may be, reasonable security or indemnity. Subject to such provisions concerning the rights of the Senior Trustee or the Subordinated Trustee, as the case may be, the holders of a majority in aggregate principal amount of the outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Trustee or the Subordinated Trustee, as the case may be, or exercising any trust or power conferred on the Senior Trustee or the Subordinated Trustee, as the case may be, under such Indenture.

Consolidation, Merger and Sale of Assets

Each Indenture provides that we will not consolidate with or merge into any other corporation, or convey, transfer or lease, or permit one or more of our Significant Subsidiaries to convey, transfer or lease, all or substantially all of our property and assets on a consolidated basis, to any Person unless (1) either we are the continuing corporation or such corporation or Person assumes by supplemental indenture all of our obligations under such Indenture and the debt securities issued thereunder, (2) immediately after such transaction no Default or Event of Default shall exist and (3) the surviving corporation or such Person is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia.

Modification or Waiver

Each Indenture provides that we may modify and amend such Indenture, and the Senior Trustee or the Subordinated Trustee, as the case may be, may modify and amend such Indenture with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities; provided that no such modification or amendment may, without the consent of each holder, among other things:

•	change the maturity of the principal of, or any installment of interest on, the debt securities;

•	reduce the principal amount of, or the rate of interest on, the debt securities;

•	change the place or currency of payment of principal of, or interest on, the debt securities;

•	impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof;

•	reduce the percentage of holders necessary to modify or amend such Indenture or to consent to any waiver thereunder or reduce the requirements for voting or quorum described below; or

•	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any past default.

Each Indenture provides that we may modify and amend such Indenture, and the Senior Trustee or the Subordinated Trustee, as the case may be, may modify and amend such Indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another Person to our company and the assumption by such Person of our covenants contained in such Indenture and the debt securities;

•	to add covenants of our company for the benefit of the holders or to surrender any right or power conferred upon our company;

•	to add Events of Default;

•	to secure the debt securities;

•	to evidence and provide for the acceptance of appointment by a successor Senior Trustee or a successor Subordinated Trustee, as the case may be;

•	to cure any ambiguity, defect or inconsistency in such Indenture; provided such action does not adversely affect the interests of the holders;

•

to supplement any of the provisions of such Indenture to the extent necessary to permit or facilitate defeasance and discharge of the debt securities; provided such action shall not adversely affect the interests of the holders; or

•	to conform with the requirements of the Trust Indenture Act.

Defeasance and Covenant Defeasance

We may, at our option and at any time, terminate our obligations with respect to the outstanding debt securities (“Defeasance”). Defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities, except for (1) the rights of the holders of outstanding debt securities to receive payment in respect of the principal of and interest on such debt securities when such payments are due, (2) our obligations to issue temporary debt securities, register and transfer or exchange any debt securities, replace mutilated, destroyed, lost or stolen debt securities, maintain an office or agency for payments in respect of the debt securities and segregate and hold money in trust, (3) the rights, powers, trusts, duties and immunities of the Senior Trustee or the Subordinated Trustee, as the case may be, and (4) the Defeasance provisions of the applicable Indenture. In addition, we may, at our option and at any time, elect to terminate our obligations with respect to the debt securities (being primarily the restrictions described under “— Limitation on Liens” and “— Limitation on Sale/Leaseback Transactions”), and any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to the debt securities (“Covenant Defeasance”).

In order to exercise either Defeasance or Covenant Defeasance:

we must irrevocably deposit with the Senior Trustee or the Subordinated Trustee, as the case may be, in trust, for the benefit of the holders, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the outstanding debt securities to maturity;

we must deliver to the Senior Trustee or the Subordinated Trustee, as the case may be, an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Defeasance or Covenant Defeasance, and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance or Covenant Defeasance had not occurred (in the case of Defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service issued, or a change in applicable federal income tax laws occurring, after the date hereof);

no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as the last bullet point under the first paragraph under “— Events of Default” is concerned, at any time during the period ending the 91st day after the date of deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

such Defeasance or Covenant Defeasance shall not cause the Senior Trustee or the Subordinated Trustee, as the case may be, to have a conflicting interest (as defined by the Trust Indenture Act) with respect to any of our securities;

such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the applicable Indenture or any material agreement or instrument to which we are a party or by which we are bound; and

we shall have delivered to the Senior Trustee or the Subordinated Trustee, as the case may be, an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the applicable Indenture to either Defeasance or Covenant Defeasance, as the case may be, have been complied with and that no violations under agreements governing any other outstanding Debt would result.

Satisfaction and Discharge

Each Indenture provides that it will be discharged and will cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of the debt securities, as expressly provided for in such Indenture) as to all outstanding debt securities when (1) either (a) all the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or paid and debt securities for whose payment money or certain U.S. Government Obligations has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the Senior Trustee or the Subordinated Trustee, as the case may be, for cancellation or (b) all debt securities not theretofore delivered to the Senior Trustee or the Subordinated Trustee, as the case may be, for cancellation have become due and payable or will become due and payable at maturity within one year and we have irrevocably deposited or caused to be deposited with the Senior Trustee or the Subordinated Trustee, as the case may be, funds in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the Senior Trustee or the Subordinated Trustee, as the case may be, for cancellation, for principal of and interest on the debt securities to the date of deposit together with irrevocable instructions from us directing the Senior Trustee or the Subordinated Trustee, as the case may be, to apply such funds to the payment thereof at maturity; (2) we have paid or have caused to be paid all other sums payable under such Indenture by us; and (3) we have delivered to the Senior Trustee or the Subordinated Trustee, as the case may be, an officers’ certificate and an opinion of counsel stating that all conditions precedent under such Indenture relating to the satisfaction and discharge of such Indenture have been complied with.

The Trustees

The Indentures and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Senior Trustee or the Subordinated Trustee, as the case may be, should the Senior Trustee or the Subordinated Trustee, as the case may be, become one of our creditors, to obtain payment of claims in certain cases. We may from time to time maintain bank accounts and have other customary banking relationships with and obtain credit facilities and lines of credit from the Senior Trustee or the Subordinated Trustee, in the ordinary course of business; provided, however, that if the Senior Trustee or the Subordinated Trustee, as the case may be, acquires any conflicting interest (as defined in Section 310(b) of the Trust Indenture Act), it must eliminate such conflict or resign.

We have appointed the Senior Trustee, at the offices specified in the Senior Debt Indenture, as registrar, principal paying agent and transfer agent for the senior debt securities. We will appoint the Subordinated Trustee, at the offices specified in the Subordinated Debt Indenture, as registrar, principal paying agent and transfer agent for the Subordinated Debt Securities. In such capacities, the Senior Trustee or the Subordinated Trustee, as the case may be, will be responsible for, among other things, (1) maintaining a record of the aggregate holdings of global securities and accepting debt securities for exchange and registration of transfer, (2) ensuring that payments of principal of and interest on global securities and other debt securities received from us by the Senior Trustee or the Subordinated Trustee, as the case may be, are duly paid to The Depository Trust Company (“DTC”) or its nominee or the holders thereof, as the case may be, and (3) transmitting to us any notices from holders of debt securities. We will cause the transfer agent to act as a registrar. We may vary or terminate the appointment of the transfer agent or appoint additional or other transfer agents or approve any change in the office through which any transfer agent acts.

Book-Entry Issuance; Global Securities

Unless otherwise provided in the applicable prospectus supplement, we will issue each debt security in book-entry form only. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. The depositary holds the debt securities on behalf of other financial institutions that participate in the depositary’s book-entry system; these participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers. Under the Indentures, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities. As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds a beneficial interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Unless otherwise provided in the applicable prospectus supplement, The Depository Trust Company, or DTC, will act as the depositary for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully-registered security certificates will be issued for each issue of debt securities.

DTC, the world’s largest securities depositary, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). More information about DTC can be found at www.dtcc.com and www.dtc.org. Such information is not incorporated by reference in, and does not form a part of, this prospectus or any prospectus supplement.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of debt securities (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchases. Beneficial Owners are, however, expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased debt securities. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any changes in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities. DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the debt securities are being redeemed, DTC’s practice is to determine by lot the amount of interest of each Direct Participant in such debt securities to be redeemed.

Although voting with respect to the debt securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by Direct or Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in “street name” and will be the responsibility of such Direct or Indirect Participant and not our responsibility or the responsibility of DTC, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

Except as provided herein or in the applicable prospectus supplement, a Beneficial Owner of debt securities will not be entitled to receive physical delivery of debt securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the debt securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in debt securities.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor securities depository is not obtained, security certificates will be required to be printed and delivered to the holders of record. Additionally, the Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository) with respect to the debt securities. In that event, security certificates will be printed and delivered.

Clearstream. Clearstream Banking, S.A. is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by the U.S. Depositary for Clearstream.

Euroclear. Euroclear Bank S.P./N.V. was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear Operator is regulated and examined by the Belgian Banking Commission.

Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of debt securities sold outside of the United States and cross-market transfers of debt securities associated with secondary market trading.

Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When debt securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive debt securities against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the debt securities will appear on the next day (European time).

If settlement takes place during New York business hours, DTC participants will be able to employ their usual procedures for sending debt securities to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream or Euroclear participant wishes to transfer debt securities to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these debt securities against payment for them. The payment will then be reflected in the account of the Clearstream or

Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York, if settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.

The information in this section concerning the operations and procedures of DTC, Clearstream Luxembourg and Euroclear has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take responsibility for its accuracy. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream Luxembourg, as applicable, and are subject to change by them from time to time. None of us, any underwriter or any trustee takes any responsibility for these operations and procedures, and you are urged to contact DTC, Euroclear, Clearstream Luxembourg or their respective participants to discuss these matters.

DESCRIPTION OF PREFERRED STOCK

Authorized Preferred Stock

Our restated certificate of incorporation authorizes us to issue 5,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this prospectus, no shares of our preferred stock are currently issued and outstanding. Five hundred thousand shares of preferred stock have been designated as Series A Junior Participating Preferred Stock by resolution of our board of directors.

We may issue shares of preferred stock from time to time in one or more series, without stockholder approval, when authorized by our board of directors. Upon issuance of a particular series of preferred stock, our board of directors is authorized to specify:

•	the designation of and number of shares to be included in the series;

•	the annual dividend rate for the series and any terms, restrictions or conditions on the payment of dividends;

•	the manner in which dividends are to be paid;

•	the redemption price, if any, and the terms and conditions of redemption;

•	any retirement or sinking fund provisions for the purchase or redemption of the series;

•	if the series is convertible or exchangeable for other of our securities and the terms and conditions of conversion or exchange;

•	the rights of and amounts payable to holders upon our liquidation, dissolution or winding up;

•	the priority of such series;

•	the voting rights of such series; and

•	any other rights, preferences and limitations relating to the series.

The ability of our board of directors to authorize, without stockholder approval, the issuance of preferred stock with conversion and other rights, may adversely affect the rights of holders of our voting common stock, non-voting common stock or other series of preferred stock that may be outstanding.

Specific Terms of a Series of Preferred Stock

The preferred stock we may offer will be issued in one or more series. Shares of preferred stock, when issued against full payment of its purchase price, will be fully paid and non-assessable. Their par value or liquidation preference, however, will not be indicative of the price at which they will actually trade after their issue. If necessary, the applicable prospectus supplement will provide a description of material U.S. federal income tax consequences relating to the purchase and ownership of the series of preferred stock offered by that prospectus supplement.

The preferred stock will have the dividend, liquidation, redemption, voting and other rights, preferences, privileges, limitations and restrictions described in the applicable prospectus supplement. The applicable prospectus supplement will discuss, as applicable, the following features of the series of preferred stock offered thereby:

•	the designations and stated value per share;

•	the number of shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which the preferred stock will be issued;

•	the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

•	whether dividends are to be paid in cash or other securities or property;

•	the liquidation rights of the preferred stock;

•	any redemption or sinking fund provisions;

•	the voting rights of the preferred stock;

•	any preemptive rights;

•	any conversion or exchange rights; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

Rank

Unless otherwise stated in the applicable prospectus supplement, the preferred stock will have priority over our voting and non-voting common stock with respect to dividends and distribution of assets, but will rank junior to all of our outstanding indebtedness for borrowed money. Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be specified in the applicable prospectus supplement, as long as our restated certificate of incorporation so permits.

DESCRIPTION OF COMMON STOCK

The following summary description of our common stock is based on the provisions of our restated certificate of incorporation, our amended and restated by-laws and the applicable provisions of the Delaware general corporation law. This information is qualified entirely by reference to the provisions of our restated certificate of incorporation, our amended and restated by-laws and the Delaware general corporation law. For information on how to obtain copies of our restated certificate of incorporation and our amended and restated by-laws, see “Where You Can Find More Information” and “Incorporation of Documents by Reference” below.

Authorized Common Stock

As of the date of this prospectus, we have authority to issue 415,000,000 shares of common stock, consisting of 390,000,000 shares of voting common stock, $0.01 par value, and 25,000,000 shares of non-voting common stock, $0.01 par value. As of December 31, 2019, 206,407,543 shares of our voting common stock were issued and outstanding, and no shares of our non-voting common stock were issued or outstanding.

The rights of the holders of our voting and non-voting common stock discussed below are subject to the rights that our board of directors may from time to time confer on holders of our preferred stock issued in the future. These rights may adversely affect the rights of holders of our voting common stock, non-voting common stock or both.

Requirements for Advance Notification or Stockholder Proposals and Nominations

Our amended and restated by-laws contain provisions requiring that a stockholder deliver advance notice of any business that such stockholder intends to raise at an annual meeting of stockholders and providing for procedures to be followed if a stockholder wishes to nominate a person to be elected as a director. To be timely, the stockholder must give written notice to our Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the next annual meeting is more than 30 days before, or more than 60 days after, the first anniversary of the preceding year’s annual meeting, the stockholder must deliver notice to our Secretary not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

The notice must provide information about the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is being made, each person whom the stockholder proposes to nominate for election or reelection as director, and the business to be brought before the meeting. In addition, if we plan to increase the size of our board of directors, and we do not publicly announce all of the nominees for election or specify the size of the increased board of directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder will have 10 days following the date of our public announcement to give notice with respect to nominees for any new positions created by such increase.

Special Meetings

Subject to the rights of holders of preferred stock, special meetings of stockholders may be called only by our board of directors pursuant to a resolution approved by a majority of the total number of directors, or by a person or committee expressly so authorized by our board of directors pursuant to a resolution approved by a majority of the total number of directors. According to our amended and restated by-laws, if we call a special meeting to elect directors to our board of directors, a stockholder entitled to vote may nominate individuals for election if such stockholder delivers notice to our Secretary not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our board of directors to be elected at such meeting.

Voting Rights

Each holder of our voting common stock is entitled to one vote per share in the election of directors and on all other matters submitted to a vote of stockholders, and does not have cumulative voting rights. In general, holders of our non-voting common stock do not have voting rights, except as provided by applicable law and except that holders of our non-voting common stock are entitled to vote as a separate class on any amendment to our restated certificate of incorporation concerning the voting rights of the holders of non-voting common stock. However, holders of non-voting common stock may vote as a separate class on amendments to the restated certificate of incorporation that adversely affect their powers, preferences or special rights as holders of non-voting common stock.

Conversion Rights

Qualified institutional investors who are subject to regulatory requirements that forbid or limit their right to own voting common stock may convert their voting common stock into non-voting common stock on a share-for-share basis as needed to satisfy applicable regulatory requirements, or directly purchase non-voting common stock because of such regulatory requirements. Thereafter, the non-voting common stock may be converted into voting common stock on a share-for-share basis in such circumstances as are permitted by applicable regulatory requirements.

Dividends

Subject to any preferential rights of any of our outstanding preferred stock, holders of our voting common stock and non-voting common stock, treated as a single class, are entitled to receive, based on the number of shares held, dividends in cash, in property, or in shares of our common stock, other than voting common stock, when and as declared by our board of directors from funds legally available for such purpose.

Rights Upon Liquidation

If we liquidate, holders of our voting common stock and non-voting common stock, treated as a single class, are entitled to receive, based on the number of shares held, all of the assets available for distribution to stockholders after payment of all prior claims, including any preferential liquidation rights of any preferred stock outstanding at that time. The holders of our voting common stock and non-voting common stock do not have any redemption rights.

Other Rights

The holders of our common stock and non-voting common stock do not have preemptive rights to subscribe to any additional shares of any class of our capital stock. All of our outstanding shares of common stock are, and, upon conversion or exchange, any issued shares of our voting common stock and/or non-voting common stock will be, fully paid and non-assessable. Our voting common stock and non-voting common stock do not have any sinking fund provisions.

Exchange Listing

Our voting common stock is listed for trading on the New York Stock Exchange under the symbol “BWA.”

Some Important Charter and Statutory Provisions

Certain provisions in our restated certificate of incorporation and our amended and restated by-laws, as well as the Delaware general corporation law, may have the effect of deterring hostile takeovers or delaying changes in control of our company or our management.

Our restated certificate of incorporation provides for the election of all of our directors at each annual meeting. Stockholders are not entitled to cumulate votes in the election of directors. In addition, our restated certificate of incorporation and our amended and restated by-laws provide that directors may be removed from office at any time, with or without cause, but only by the affirmative vote of holders of a majority of our outstanding voting common stock.

Our restated certificate of incorporation further provides that special meetings of the stockholders may only be called at the direction of a majority of our directors or upon the request of stockholders owning of record 20% or more of our outstanding shares of voting common stock. In addition, our amended and restated by-laws establish advance notice procedures with respect to stockholder proposals and the nominations of candidates for election as directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. Holders of voting common stock may act by written consent provided they meet the procedural requirements of our restated certificate of incorporation. These requirements could delay or deter stockholders’ ability to take action without convening a meeting.

Our restated certificate of incorporation also provides that when evaluating any proposal from another party to (1) make a tender offer for our equity securities, (2) merge or consolidate us with another corporation or (3) purchase or otherwise acquire substantially all of our properties and assets, our board of directors must give due consideration to all relevant factors, including the social and economic effects on our employees, customers, suppliers and other constituents and the communities in which we operate or are located.

Our restated certificate of incorporation provides that a director will not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for paying a dividend or approving a stock repurchase or redemption in violation of Section 174 of the Delaware general corporation law; or

•	for any transaction from which the director derived an improper personal benefit.

Our restated certificate of incorporation also provides that each of our current or former directors, officers, employees or agents, or each such person who is or was serving or who had agreed to serve at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of that person), will be indemnified by us to the fullest extent permitted by the Delaware general corporation law. Our restated certificate of incorporation also specifically authorizes us to enter into agreements with any person providing for indemnification greater or different than that provided by our restated certificate of incorporation.

We are subject to the provisions of Section 203 of the Delaware general corporation law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

(1)	prior to that date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

(2)

when the transaction that resulted in such person becoming an interested stockholder was completed, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding, for purposes of determining the number of shares outstanding, shares owned by some directors or employee stock plans; or

(3)

on or after the date the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized by the affirmative vote, and not by the written consent, of at least two-thirds of the outstanding voting stock, excluding the common stock owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person, other than the corporation and any direct or indirect majority-owned subsidiary of the corporation, who together with affiliates and associates, owns or, as an affiliate or associate, within three years prior, did own, 15% or more of the corporation’s outstanding voting stock.

DESCRIPTION OF DEPOSITARY SHARES

Fractional Shares of Preferred Stock

We may elect to offer fractional interests in shares of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent a fractional interest as described in the prospectus supplement, of a share of preferred stock.

Deposit Agreement

The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to that series. The depositary will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will include the name and address of the principal executive office of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its fractional interest in a share of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to preferred stockholders of the relevant series will be made available to depositary shareholders.

Withdrawal of Stock

Upon surrender of depositary receipts at the depositary’s office, the holder of the relevant depositary shares will be entitled to the number of whole shares of the related preferred stock series and any money or other property those depositary shares represent. Depositary shareholders will be entitled to receive whole shares of the related preferred stock series on the basis described in the applicable prospectus supplement, but holders of those whole preferred stock shares will not afterwards be entitled to receive depositary shares in exchange for their shares. If the depositary receipts the holder delivers evidence a depositary share number exceeding the whole share number of the related preferred stock series to be withdrawn, the depositary will deliver to that holder a new depositary receipt evidencing the excess number of depositary shares.

Redemption and Liquidation

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Convertibility and Exchangeability

Shares of a series of preferred stock may be convertible or exchangeable into shares of our common stock, another series of preferred stock or other securities or property. The conversion or exchange may be mandatory or optional. The applicable prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.

Voting

Upon receiving notice of any meeting at which preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to those series of preferred stock. Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. The depositary will vote the preferred stock shares underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to that preferred stock, it will abstain from voting those preferred stock shares, unless otherwise discussed in the prospectus supplement.

Amendment and Termination of Deposit Agreement

We and the depositary may amend the depositary receipt form evidencing the depositary shares and the related deposit agreement. However, any amendment that significantly affects the rights of the depositary shareholders will not be effective unless holders of a majority of the outstanding depositary shares approve that amendment. We or the depositary may terminate a deposit agreement only if:

•	we have redeemed or reacquired all outstanding depositary shares relating to the deposit agreement,

•	all preferred stock of the relevant series has been withdrawn, or

•

there has been a final distribution in respect of the preferred stock of any series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.

Charges of Depositary

We will pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Title

We and each depositary and any of our respective agents may treat the registered owner of any depositary share as the absolute owner of that share, whether or not any payment in respect of that depositary share is overdue and despite any notice to the contrary, for any purpose.

Resignation and Removal of Depositary

A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must:

•	be appointed within 60 days after delivery of the notice of resignation or removal,

•	be a bank or trust company having its principal office in the United States, and

•	have a combined capital and surplus of at least $50,000,000.

Miscellaneous

Each depositary will forward to the relevant depositary shareholders all our reports and communications that we are required to furnish to preferred stockholders of any series. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal executive office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement. Our obligations and the obligations of each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, preferred stock, common stock, depositary shares or units or any combination of the foregoing. Warrants may be issued independently or together with debt securities, preferred stock, common stock, depositary shares or units, and may be attached to or separate from those securities.

Warrant Agreements

Each series of warrants will be evidenced by certificates issued under a separate warrant agreement to be entered into between us and a bank that we select as warrant agent with respect to such series. The warrant agent will have its principal office in the U.S. and have a combined capital and surplus of at least $50,000,000.

Issuance In Series

The applicable prospectus supplement relating to a series of warrants will mention the name and address of the warrant agent and describe the terms of the series of warrants, including:

•	the offering price;

•	the currency for which the warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security or each principal amount of security;

•	the date on which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities that can be purchased upon exercise, and the price for purchasing those debt securities;

•

in the case of warrants to purchase preferred stock, depositary shares or common stock, the number of depositary shares or shares of preferred stock or common stock, as the case may be, that can be purchased upon the exercise, and the price for purchasing those shares;

•	in the case of warrants to purchase units upon exercise, the number and type of units that can be purchased upon exercise, and the price of those units;

•	the dates on which the right to exercise the warrants will commence and expire;

•	material U.S. federal income tax consequences of holding or exercising those warrants;

•	the terms of the securities issuable upon exercise of those warrants; and

•	any other terms of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for transfer registration, and may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. If the warrants are not separately transferable from the securities with which they were issued, this exchange may take place only if the certificates representing the related securities are also exchanged. Prior to warrant exercise, warrant holders will not have any rights as holders of the underlying securities, including the right to receive any principal, premium, interest, dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities specified in the applicable prospectus supplement at the exercise price mentioned in, or calculated as described in, the prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., New York time, on the expiration date mentioned in that prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Other requirements and procedures for the exercise of warrants will be described in the applicable prospectus supplement.

Anti-Dilution Provisions

As will be described in the applicable prospectus supplement, in the case of warrants to purchase common stock or securities convertible into or exchangeable for common stock, the exercise price payable and the number of shares of common stock purchasable upon warrant exercise may be adjusted in certain events, including:

•	the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock;

•

the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per share of common stock;

•	distribution to our common stockholders of evidences of our indebtedness of assets, excluding cash dividends or distributions referred to above; and

•	other events mentioned in the prospectus supplement.

Unless otherwise described the applicable prospectus supplement, no adjustment in the number of shares or securities purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

The applicable prospectus supplement will describe the circumstances under which we and any warrant agent may modify any warrant agreement and the terms of the related warrants without first obtaining consent from warrant holders, and describe the circumstances under which we and any warrant agent will not be permitted to modify any warrant agreement and the terms of the related warrants unless we first obtain consent from warrant holders.

Consolidation, Merger and Sale of Assets

Unless provided otherwise in an applicable prospectus supplement, each warrant agreement will provide that we may consolidate or merge with or into any other corporation or sell, lease, transfer or convey all or substantially all of our assets to any other corporation. However, any successor or acquirer of such assets must assume all of our obligations under the relevant warrant agreement and for the unexercised warrants, as appropriate, and we or that successor corporation must not immediately be in default under that warrant agreement.

Enforceability of Rights By Holders of Warrants

Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrant holder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any warrant holder may, without the warrant agent’s consent or consent of any other warrant holder, enforce by appropriate legal action its right to exercise that warrant.

Replacement of Warrant Certificates

We will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to us and the relevant warrant agent of satisfactory evidence of the ownership of that warrant certificate and of its destruction, loss, theft or mutilation, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless we have, or the warrant agent has, received notice that the warrant certificate has been acquired by a bona fide purchaser. That warrant holder will also be required to provide indemnity satisfactory to us and the relevant warrant agent before a replacement warrant certificate will be issued.

Title

We and the warrant agents and any of our respective agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

DESCRIPTION OF UNITS

We may issue units comprised of one or more debt securities, shares of preferred stock, shares of common stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Preferred Stock,” “Description of Common Stock” and “Description of Warrants,” will apply to each unit and to any debt security, preferred stock, common stock or warrant, respectively, included in each unit.

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series unless otherwise stated in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Enforcement of Rights

The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, preferred stock, common stock and warrants.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.

Modification

The applicable prospectus supplement will describe the circumstances under which we and any unit agent may modify any unit or unit agreement, without first obtaining consent from unit holders, and describe the circumstances under which we and any unit agent will not be permitted to amend any unit or unit agreement we first obtain consent from unit holders.

Title

We and the unit agents and any of our respective agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

FORM OF SECURITIES

We may issue any securities offered in certificated form, book-entry form only or in the form of one or more global securities, as appropriate. Although this prospectus generally describes the form in which we intend to issue any of the offered securities, the form of any securities offered will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities in and/or outside the United States: (1) through underwriters or dealers; (2) directly to one or more purchasers; (3) through agents; or (4) through a combination of these methods. The applicable prospectus supplement will set forth the terms of the offering of the securities, including the name or names of any underwriters or agents, if any, the purchase price of the securities and the proceeds to us from such sale. In addition, the applicable prospectus supplement will set forth any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers. Any initial public offering price and any discount or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the applicable prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. The prospectus supplement will also state the compensation that the underwriter(s) and/or dealers will receive with respect to such offering. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the offered securities if any are purchased.

If dealers are used in the sale of securities, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers, the amount to be offered through each and the terms of any agreement, arrangement or understanding with the dealers, including any volume limitations on sales, parties to the agreement and the conditions under which the agreement may be terminated, will be set forth in the applicable prospectus supplement.

The securities may be sold through agents we designate from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

We may sell the securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales, including the terms of any bidding or auction process, will be described in the applicable prospectus supplement.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts. If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and when delivery of our securities will be made under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement. We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Any underwriter, agent, or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell our securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Agents, dealers and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be our customers, engage in transactions with us, or perform services for us in the ordinary course of business.

In connection with an offering, certain persons participating in such offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, such persons may overallot such offering, creating a syndicate short position. In addition, such persons may bid for, and purchase, the securities in the open market to cover syndicate shorts or to stabilize the price of the securities. Finally, such persons may reclaim selling concessions allowed for distributing the securities in an offering, if such persons repurchase previously distributed securities in syndicate covering transactions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Such persons are not required to engage in these activities, and may end any of these activities at any time. The securities may or may not be listed on a national securities exchange. We cannot assure you as to the future liquidity of the trading market, if any, for any securities issued.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. The opinion of Foley & Lardner LLP may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance and sale of any securities. The opinion of Foley & Lardner LLP with respect to the securities offered by this prospectus may be subject to other conditions and assumptions, as indicated in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. You can find our public filings at a website maintained by the SEC (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. You can also find these filings on our website at www.borgwarner.com. However, we are not incorporating the information on our website other than these filings into this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain of our publicly filed documents in this prospectus, which means that we may disclose material information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any additional documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K) at any time after the initial filing of the registration statement, whether before or after it is declared effective, until the offering of the securities is terminated.

The following documents that we previously filed with the SEC (SEC File No. 001-12162) are incorporated by reference; provided, however, that we are not incorporating, in each case, any document or information deemed to have been furnished and not filed in accordance with SEC rules:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 13, 2020;

(2)	Our Current Report on Form 8-K filed on January 28, 2020;

(3)	Our Current Report on Form 8-K filed on January 29, 2020;

(4)	Our Current Report on Form 8-K filed on February 13, 2020; and

(5)

The description of our voting common stock, par value $0.01 per share, contained in our registration statement on Form 8-A (registration no. 001-12162) filed on July 24, 1998, including any amendment or report filed for the purposes of updating such description.

We will provide upon written or oral request at no cost to any person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.

You may direct your request for a copy of such information at the following address or telephone number:

BorgWarner Inc.

3850 Hamlin Road

Auburn Hills, Michigan 48326

(248) 754-9200

Attention: Corporate Secretary

$1,100,000,000

2.650% Senior Notes due 2027

Prospectus Supplement

Joint Book-Running Managers

BofA Securities

Citigroup

Deutsche Bank Securities

SMBC Nikko

Co-Managers

PNC Capital Markets LLC

Wells Fargo Securities

Barclays

J.P. Morgan

KeyBanc Capital Markets

Loop Capital Markets

US Bancorp

COMMERZBANK

Santander

Siebert Williams Shank

June 16, 2020